                                                                   Exhibit 10.16


                          CONSTRUCTION LOAN AGREEMENT

     THIS CONSTRUCTION LOAN AGREEMENT is made as of January 6, 1999 (the "AGREEMENT") between CMC HEARTLAND PARTNERS III, LLC, a Delaware limited liability company, having offices at 547 W. Jackson Boulevard, Suite 1510, Chicago, Illinois 60661 (herein "BORROWER"), and CORUS BANK, N.A., having
                                                    --
offices at 3959 N. Lincoln Avenue, Chicago, Illinois 60613 and its successors and assigns (herein, "LENDER").

                                   RECITALS
                                   --------

     A. Borrower is the fee simple owner of a 3.9 acre parcel of land located in Chicago, Illinois, which is more particularly described on Exhibit A attached
                                                              ---------
to and made a part of this Agreement (the "LAND"), which Land is currently improved with certain improvements (collectively, the "EXISTING IMPROVEMENTS"), and is a parcel of land bounded on the West by Halsted Street, on the East by Jefferson Street, on the South by Wayman Street, and on the North by railroad tracks.

     B. Borrower has applied to Lender for a loan in the aggregate principal amount of up to TWENTY-NINE MILLION EIGHT HUNDRED TWELVE THOUSAND DOLLARS ($29,812,000.00) (of which only Twenty Four Million Two Hundred Ten Thousand Dollars may be outstanding at anytime during the Loan Term) (the LOAN"), the proceeds of which will be used to reimburse Borrower for certain costs incurred in connection with the development of the Project (as hereinafter defined), to pay interest, insurance and real estate taxes and certain other fees, costs and liabilities incurred by Borrower during construction of the Project, and to pay certain hard costs incurred in constructing the Improvements (as hereinafter defined) and converting the Project into a residential condominium, all as more fully set forth in this Loan Agreement.

     C. Lender is willing to make the Loan to Borrower, upon and subject to the terms and conditions contained herein and in the other Loan Documents.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                  ARTICLE 1.

                    INCORPORATION OF RECITALS AND EXHIBITS

     SECTION 1.1    INCORPORATION OF RECITALS.  The foregoing Recitals are
                    -------------------------
incorporated herein and expressly made a part hereof.

      SECTION 1.2   INCORPORATION OF EXHIBITS.  All Exhibits hereto are
                    -------------------------
incorporated herein and expressly made a part hereof.

                                  ARTICLE 2.

                         PARTICULAR TERMS; DEFINITIONS

      SECTION 2.1 DEFINITIONS. For all purposes of this Agreement, the following terms, except as otherwise expressly provided or unless the context requires otherwise, shall have the respective meanings hereinafter specified:

     ACCOUNTS AND INTANGIBLES: All accounts, accounts receivable, deposits, deposit accounts, payments, all right to payment, all the records and books of account now or hereafter maintained by Borrower in connection with the operation of the Project or otherwise; all contract rights, rights to the payment of money including tax refund claims, insurance proceeds and tort claims, chattel paper, documents, instruments, general intangibles, securities, together with all income therefrom, increases thereunder and proceeds thereof; and all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the Real Estate or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to any of the Project and proceeds of any sale, option or contract to sell the Project or any portion thereof.

     ADDITIONAL EQUITY: As defined in Section 3.1(b).
                                      --------------

     ADVANCE:  As defined in Section 3.1.
                             -----------

     ADA: The Americans with Disabilities Act of 1990, 42 U.S.C. 12101, as from time to time amended, together with any and all comparable Illinois Laws.

     AFFILIATE DEBT:  As defined in Section 5.1(mm).
                                    --------------

     AFFILIATES: With respect to an individual, any relative of such individual; and with respect to any Person, any other Person: (i) directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns any of the voting securities or capital stock of such person. A Person shall be deemed to control another Person, if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities by contract or otherwise.

     AGREEMENTS: All contracts, agreements, warranties, representations, service agreements, maintenance contracts and agreements relating to the use, occupancy, operation, management, repair and service of the Project or any part thereof, whether presently existing or entered into after the date hereof, including without limitation, all sales and brokerage agreements and any agreement with respect to the sale or sales of any residential condominium unit.

     ALTA:  American Land Title Association.

     APPROVED PLANS:     All Plans for the Project as the same have been
approved by Lender in accordance with the provisions of this Agreement.

     APPROVED CLOSING COSTS: With respect to the Approved Sale of a Condominium Unit, all reasonable and customary closing costs and adjustments not to exceed the lesser of: (a) seven percent (7%) of the applicable Gross Sale Proceeds, or
(b) the amount actually incurred and paid by Borrower (without contribution by the purchaser), documented to Lender's satisfaction, and approved by Lender, including, without limitation, title insurance premiums, title company charges, Permitted Commissions (but not other broker's commissions or finder's fees), reasonable and customary attorneys' fees, customary recordation charges and transfer taxes (but expressly excluding amounts Borrower is required to pay, deduct or place into escrow on account of unfinished work in the condominium unit or at the Project or on account of common charges or real estate taxes).

     APPROVED HOLDBACK:     An holdback of a deminimus portion of the gross
contract sale price for a Condominium Unit which is required by the purchaser of the Condominium Unit or by such purchaser's lender which holdback is (a) approved by Lender, in its sole but reasonable discretion, in advance of the closing of the applicable Condominium Unit, (b) is due and payable upon completion of the item or item of work to be completed with respect to the applicable Condominium Unit, (c) escrowed with the Title Company pursuant to customary escrow instruction which require release thereof directly to Lender for application to the Obligations upon satisfaction of the conditions to such release.

     APPROVED SALE: A bona fide, arms-length sale, transfer or conveyance of a Condominium Unit pursuant to a Valid Sales Contract, to any third party not related to or affiliated with Borrower, the members of Borrower, or Guarantor or any Affiliate of either Borrower, the members of Borrower, or Guarantor.

     ARCHITECT:     Papageorge Haymes or any other architect approved by Lender in its reasonable discretion.

     ARCHITECTURE AND ENGINEERING DOCUMENTS: As defined in the Assignment of Architectural and Engineering Documents.

     ASSIGNMENT OF LEASES AND RENTS: The Assignment of Leases and Rents, dated as of the date hereof, made by Borrower to Lender for the benefit of Lender and its participants, successors and assigns.

     ASSIGNMENT OF ARCHITECTURAL AND ENGINEERING DOCUMENTS: The Collateral Assignment of Architectural and Engineering Documents, dated as of the date hereof, made by Borrower to Lender for the benefit of Lender and its participants, successor and assigns.

     ASSIGNMENT OF CONSTRUCTION AND OPERATION DOCUMENTS: The Collateral Assignment of Construction and Operation Documents, dated as of the date hereof, made by Borrower to Lender for the benefit of Lender and its participants, successor and assigns.

     BANKRUPTCY CODE:    The United States Bankruptcy Code, 11 U.S.C. (S)(S) 101
et. seq., as amended from time to time, and all regulations promulgated thereunder and rules of practice and procedure applicable thereto.

     BORROWER: CMC HEARTLAND PARTNERS III, LLC., a Delaware limited liability company.

     BUILDER'S RISK INSURANCE:      As defined in Section 8.1.
                                                  -----------

     BY-LAWS: The condominium by-laws in accordance with 765 ILCS 605/18, and otherwise in form reasonably approved by Lender.

     BUSINESS DAY: Any day (other than a Saturday or Sunday or a day when commercial banks are required by law to close in Chicago, Illinois) on which The Wall Street Journal is published.

     CASUALTY INSURANCE: As defined in Section 8.1.
                                       -----------

     CLOSING DATE:  January 6, 1999.

     CLOSING EXPENSES:   As defined in Section 4.1
                                       -----------

     COLLATERAL:    The Project, including the Land and the Improvements, the
Accounts and Intangibles, the Plans, the Permits, the Agreements, the Construction Documents, the Approved Plans, and all other property of every kind and description owned by Borrower or in which Borrower has an interest (to the extent of such interest), used or useful in the construction, ownership, occupancy, operation and maintenance of the Project, together with any and all proceeds of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any of the foregoing, any value received as a consequence of the possession of any of the foregoing, any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

     COMMITMENT:    That certain letter of commitment dated December 3, 1998
from Lender to Borrower, and accepted by Borrower on December 7, 1998.

     COMPLETION or COMPLETION OF THE PROJECT:   The development, construction
and equipping of the Project shall be 100% complete in accordance with the Approved Plans, all Laws, and all Governmental Approvals, and each condition to the final disbursement of Loan proceeds as set forth in Section 7.14 of this
                                                        ------------
Agreement shall have been satisfied.

     COMPLETION DATE:    December 31, 2000.

     CONDOMINIUM DOCUMENTS:   The Declaration, the Plat, the By-Laws, the
Offering Materials and all others documents and instruments related to the creation, conversion and maintenance of the Project as condominium property under the applicable Laws of the State of Illinois.

     CONDOMINIUM UNIT: A residential condominium unit including its dedicated parking space within the Project, as depicted in the Approved Plans and the Declaration.

     CONSTRUCTION BUDGET:   A detailed full cost budget for the acquisition,
construction and development of the Project, setting forth a breakdown and itemization of all costs and expenses of every kind and nature to be incurred in order to acquire the Project and complete construction of the Improvements, all according to the Approved Plans (segregating on a line item-by-item basis all direct construction costs and indirect construction costs and otherwise necessary to make the Project ready for its full use, occupancy and operation, together with a trade payment breakdown containing details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the construction and development of the Project, containing such reserves and contingencies as may be required by Lender (including without limitation, a "contingency" line item of not less than $250,000 of the hard costs of constructing the Improvements and an Interest Reserve amount of not less than $1,743,025), and otherwise in such form and containing such other details and information as Lender shall require, as same may be amended from time to time pursuant to the provisions of this Agreement with Lender's prior written consent as provided herein.

     CONSTRUCTION CONTRACT:   Any contract between Borrower and any Contractor
for the development, construction and equipping of the Project or any part thereof.

     CONSTRUCTION DOCUMENTS: As defined in the Assignment of Construction and Operation Documents.

     CONSTRUCTION SCHEDULE: A projected schedule for the progress of development, construction and equipping of the Project setting forth the monthly projected Advances of the Loan throughout the construction period and a construction progress schedule reflecting, among other things, the anticipated dates of completion of and the timing of disbursements of incremental amounts of various subcategories of the Construction Budget, all in such form and containing such details as Lender shall require in their sole and absolute discretion.

     CONTRACTOR:    Any contractor party to a Construction Contract.

     DECLARATION: The declaration of condominium, covenants, restrictions, easements, charges and liens and by-laws, in form and substance reasonably satisfactory to Lender, subjecting the Project to a condominium form of ownership, all in conformance with applicable Laws, including without limitation, 765 ILCS 605/1, et seq.

     DEFAULT: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default (as such term is defined in Article 14 of this Agreement) and shall also mean any event or
           ----------
circumstance which immediately upon occurrence of the same constitutes an Event of Default.

     DEFAULT RATE:    A rate per annum equal to the Interest Rate plus five
                                                                  ----
percent (5%). In no event shall the Default Rate exceed the maximum interest rate permitted under applicable Law.

     DISTRIBUTION: The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of any Person or any distribution of cash or cash flow in respect of any partnership, membership or other ownership interest in any Person, other than dividends payable solely in shares of common stock of such Person; or the purchase, redemption, or other retirement of any shares of any class of capital stock or ownership interest of any Person or ownership interests in such Person, directly or indirectly through a subsidiary (of any tier) or otherwise; the making of any loans to any shareholder, member, constituent partner or Affiliate; the return of capital by any Person to its shareholders, members or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or ownership interest of any Person or any partnership, membership or other ownership interest in any Person.

     ENVIRONMENTAL INDEMNITY AGREEMENT: The Environmental Remediation and Indemnity Agreement, dated as of the date hereof, made by Borrower and Guarantor, jointly and severally, for the benefit of Lender, and its participants, successor and assigns.

     ENVIRONMENTAL LAWS: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. (S) 6091 et
                                                                             --
seq.; the Comprehensive Environmental Response, Compensation Liability Act of
----
1980, 42 U.S.C. (S) 9601 et seq., as amended  ("CERCLA"), and as amended by the
                         -- ---
Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq.; the Federal Water
                                                 -- ---
Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C.
                                          -- ---
(S) 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 260I et seq.;
         -- ---                                                        -- ---
and any other state or federal environmental statues, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

     ENVIRONMENTAL PROCEEDINGS:  As defined in Section 5.1(g).
                                               --------------

     ENVIRONMENTAL REPORTS:   Phase I Environmental Site Assessment, dated March
21, 1996, prepared by ATEC Associates, and that certain letter, dated December 2, 1998, from Patrick Engineering, Inc. to Mr. Charles J. Harrison at CMC Heartland Partners regarding PEI Project No. 450.10.

     ERISA: Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

     EVENT OF DEFAULT:   As defined in Section 15.1.
                                       ------------

     GAAP:  Generally accepted accounting principles, consistently applied.

     GENERAL CONTRACT:   That certain fixed price or guaranteed maximum price
contract for the construction of the Project in accordance with the Approved Plans (as set forth in Section 7.1(a)) in an amount not more than $24,710,000.00
                       --------------
and including a contingency reserve of not less than $250,000.00, and otherwise in form and content satisfactory to Lender in its reasonable discretion.

     GENERAL CONTRACTOR: The contractor party to the General Contract approved by Lender or such other general contractor as Lender shall approve in its sole discretion.

     GOVERNMENTAL APPROVALS:  As defined in Section 5.1(n).
                                            --------------

     GOVERNMENTAL AUTHORITY: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal, and each and every insurer covering any of the risks against which the Project is to be insured pursuant to Section 8.1(a) hereof.
                       --------------

     GROSS SALE PROCEEDS: The gross proceeds of any Approved Sale or other transfer of any Condominium Unit (excluding sale proceeds in payment for extras and upgrades to such Condominium Unit that can be demonstrated, on a basis satisfactory to Lender, to have not been funded with proceeds of the Loan), it being understood that (a) no sale of a Condominium Unit may be made, except on an all-cash basis unless Lender in its sole discretion otherwise agrees, in writing, and (b) no Condominium Unit may be sold for less than its applicable Minimum Sales Price (exclusive of concessions, upgrades and extras).

     GUARANTY: That certain Guaranty, of even date herewith, executed and delivered by Guarantor to Lender in connection with the Loan.

     GUARANTOR:     Heartland Partners, L.P., a Delaware limited partnership,
and its successors and assigns.

     HAZARDOUS MATERIAL: Any (a) crude oil, petroleum or any fraction thereof, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which cause the Project or any part thereof to be in violation of any Environmental Laws; (b) friable or potentially friable asbestos or asbestos-containing material (as those terms are defined in any Environmental Laws now in effect or hereafter enacted or amended), urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law now in effect or hereafter enacted or amended or under regulations now or hereafter promulgated pursuant thereto, including, but not limited to, the CERLCA, particularly as amended by the SARA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; 40 C.F.R. (S)(S) 261.20-261.24, inclusive; and the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901, et. seq.); (d) other chemical,
                                                  --  ---
material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority or is likely to pose a material hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemical, materials or substance which is likely to pose a material hazard to the environment or the removal of which is required or the use, production, storage, handling, transfer, refinement, manufacturing, maintenance, ownership, presence, treatment, processing, transport, generation, removal, remediation, manufacture, discharge, release or disposal of which is restricted, prohibited, regulated or penalized by any Environmental Laws (including, without limitation, the Occupational Safety and Health Act and 29 C.F.R. Part 1910 subpart z).

     IMPROVEMENTS: A twenty-five story condominium project and all improvements, fixtures, personalty and appurtenances to be constructed on the Land in accordance with the Approved Plans, and consisting of 163 residential condominium units of approximately 175,000 square feet in the aggregate, an indoor parking garage with not less than 163 parking spaces, and related infra structure and related facilities, all as more fully set forth in the Approved Plans.

     INITIAL EQUITY CONTRIBUTION:  As defined in Section 3.1(b).
                                                 --------------

     INSURANCE REQUIREMENTS: With respect to the Project, all requirements of each and every insurer covering any of the risks against which the Project is to be insured pursuant to Section 8.1(a) hereof
                       --------------

     INTEREST RESERVE:  As defined in Section 3.15.
                                      ------------

     INTERNAL REVENUE CODE: The United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time.

     LAND:   The land legally described in Exhibit A hereto, commonly
                                           ---------
known as Kinzie Station, Phase I, together with all easements, air rights, servitudes, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Land, and the reversions, remainder, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Borrower of, in and to the same.

     LAWS:   Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations which have been duly authorized and are currently in effect and/or hereinafter enacted, including judicial opinions or precedential authority in the applicable jurisdiction, and including, without limitation, all Environmental Laws, all rules and regulations relating to life safety and the ADA, and including all further modifications, amendments, supplements or revisions thereof.

     LENDER: CORUS Bank, N.A., its successors and assigns.
                --

     LEASES: As defined in Section 5.1(hh).
                           ---------------

     LENDER'S CONSTRUCTION CONSULTANT: An entity or individual to be selected by Lender in its sole discretion.

     LENDER'S CONSTRUCTION CONSULTANT FEES:   All fees and disbursements of
Lender's Construction Consultant.

     LENDER'S ESTIMATE OF CONSTRUCTION COSTS:  As defined in Section 7.13.
                                                             ------------

     LIEN: Any mortgage, pledge, lien, security interest, judgment lien, mechanic's lien, installment purchase agreement or other charge or encumbrance of any kind.

     LOAN:  As defined in Recital B.

     LOAN DOCUMENTS: This Agreement, the Note, the Mortgage, the Guaranty, the Environmental Indemnity Agreement, the Assignments of Leases and Rents, the Assignment of Accounts, the Assignment of Agreements, Plans and Permits, the UCC Financing Statements and any other document evidencing, pertaining to or securing the Loan.

     LOAN EXPENSES:  As defined in Section 4.1.
                                   -----------

     LOAN TERM:  As defined in Section 3.9.
                               -----------

     MATURITY DATE: The date on which all of the Obligations are to be performed and paid in full, whether as a result of the expiration of the Loan Term or the acceleration of the Loan.

     MEMBER:  CMC Heartland Partners, a Delaware general partnership.

     MINIMUM SALE PRICE:  As defined in Section 9.4.
                                        -----------

     MORTGAGE: That certain Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement of even date by Borrower in favor or Lender.

     NET SALE PROCEEDS: The amount, if any, by which the Gross Sale Proceeds from an Approved Sale of a Condominium Unit in the Project exceeds the sum of the Approved Closing Costs for the sale of such Condominium Unit and any Approved Holdback.

     NOTE: The Promissory Note, of even date made by Borrower to Lender in the original principal amount of the Loan.

     OBLIGATIONS: All obligations of Borrower to Lender under or in connection with this Agreement, the Note, the Loan Documents or any related instrument or document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

     OFFERING MATERIALS: The condominium offering plan and disclosure materials required by applicable Laws to be made available to prospective purchasers of a Condominium Unit

     ORGANIZATIONAL DOCUMENTS:  As defined in Section 5.1(gg).
                                              ---------------

     OUTSIDE SOURCES:  A source or sources of funds other than: (i) the proceeds
                                                    ----- ----
of the Loan, (ii) Rent or other revenues or funds generated by or in respect of the Project, including, without limitation, insurance proceeds and condemnation awards, (iii) proceeds of indebtedness secured by any of the Collateral or any interest therein, or the Project or any interest in Borrower or the Collateral, including without limitation, the Project, and (iv) unsecured indebtedness not permitted by Section 11.20 hereof.
             -------------

     PERMITS: All building permits, certificates of occupancy and other assignable governmental permits, licenses and authorizations, including, without limitation, all state, county and local occupancy certificates, and other licenses, in any way applicable to the Project or any part thereof or to the development, construction, ownership, use, occupancy, operation, maintenance, marketing and sale of the Project and the Condominium Units.

     PERMITTED COMMISSION: In the case of an Approved Sale, a sales or brokerage commission paid in connection with the consummation of an Approved Sale which commission shall not be in excess of the lesser of the then prevailing market rate or six percent (6%), but only if such commission or fee is actually paid to a third party broker not related to or affiliated with Borrower or any Affiliate (other than certain employees of Borrower in their capacity as brokerage or sales agents for Borrower in accordance with the schedule shown as Exhibit C attached hereto).
                  ---------

     PERMITTED EXCEPTIONS:  Those matters listed in Exhibit B hereto to which
                                                    ---------
the interest of Borrower in the Project may be subject as of the Closing Date and thereafter and any such other title exceptions or objections, if any, as Lender may approve in advance in writing.

     PERSON: Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     PLANS: The preliminary and the final plans and specifications, including all shop drawings, for the development, construction and equipping of the Project prepared by the Architect.

     PLAT: A plat of a portion of the Land on which the Improvements are to be located and including any portion of the Land included within the common elements as set forth in the Declaration, consistent with the Plans and made in accordance with the provisions of 765 ILCS 605/5, and otherwise in a form reasonably approved by Lender.

     PRIME RATE: The rate of interest announced, from time to time, by Lender as its "prime rate" (the "PRIME RATE"). The "prime rate" announced by Lender from time to time may not be the lowest rate of interest charged by Lender.

     PROJECT: The Land, the Improvements, and all other on-site and off-site improvements related thereto, including, without limitation, all utility services and fixtures and equipment required for access to and operation of the same, and all walkways and connections between any of the foregoing, all of which shall be more particularly described in and completed in accordance with the Approved Plans.

     PROTECTIVE ADVANCES: Any disbursements and Advances pursuant to any of the Loan Documents (which disbursements and advances shall be deemed to be "Loans" made hereunder) which Lender deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Advances and other Obligations.

     RECOUPMENT ADVANCE: The Advance of Loan proceeds, not to exceed the amount of $2,000,000.00, made to reimburse Borrower for a portion of the costs incurred by Borrower in acquiring the Project (which costs have been reviewed and approved by Lender).

     RELEASE PRICE:   As defined in Section 9.4.
                                    -----------

     REQUEST FOR ADVANCE: A statement of Borrower substantially in the form attached hereto as Exhibit D setting forth the advance from the Soft Cost Loan
                   ----------
sought by Borrower under this Agreement which shall constitute an affirmation by Borrower that the representations and warranties of this Agreement remain true and correct as of the date thereof and will be so on the date of disbursement of the requested advance, which request shall be signed by Borrower.

     REAL ESTATE: That portion of the Collateral constituting real property.

     RENTS: All avails, rents, issues, cash collateral and profits arising from or accruing at anytime hereafter by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Project or any portion thereof.

     TAXES: All sales, use, ad valorem, license, withholding, payroll, employment, excise, occupation, or property taxes, arising from or relating to the ownership, use, operation, construction or maintenance of the Project, including without limitation, all real estate taxes, general and special assessments, water and sewer rents, rates, charges, impositions and liens, together with any interest and any penalties, additions to tax or additional amounts in lieu of such taxes imposed by any Governmental Authority.

     TITLE INSURER: First American Title Insurance Company, or such other title insurance company as may be approved by Lender.

     UCC FINANCING STATEMENTS:      The UCC-1 Financing Statements executed by
Borrower, as debtor, in favor of Lender, as secured party, to be filed in: (a) Cook County, Illinois and with the Secretary of State of Illinois, (b) the county and state in which Borrower maintains its chief executive office, and (c) in such other jurisdictions as Lender may determine, as the case may be, in connection with the personal property described in the Mortgage and other Loan Documents.

     VALID SALE CONTRACT: A written agreement for the bona fide, arms-length, sale, transfer or conveyance of any commercial or residential Condominium Unit comprising a portion of the Project, which meets all of the following conditions:

     (a) Made pursuant to a form of purchase agreement approved in writing by Lender (and if there are any material changes to such form in connection with a specific sales contract which impose additional or increase, in any material respect, the liabilities imposed on the seller thereunder, then such changes shall be approved by Lender;

     (b) Provides for not less than a ten percent (10%) earnest money deposit by the contract purchaser, payable at the signing of the agreement or, if and only if the contract purchaser delivers a loan commitment for 95% financing of the contract sales price, then such contract may provide for a five percent (5%) earnest money deposit by the contract purchaser;

     (c) The contract sales price for the applicable Condominium Unit and/or parking space, as the case may be (exclusive of concessions, extras and/or upgrades) shall not be less than the Minimum Sales Price for such Condominium Unit and/or parking space, as the case may be, as set forth on Exhibit E attached to this Agreement; and
     ---------

     (d) The Net Sales Proceeds realized and payable to Borrower upon the closing of the sale of the applicable Condominium Unit shall not be less than ninety-three percent (93%) of the Minimum Sales Price (exclusive of concessions of up to $5,000.00, extras and upgrades, if any) applicable to such Condominium Unit.

     SECTION 2.2. SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa.


                                  ARTICLE 3.

                                 LOAN FACILITY

     SECTION 3.1. AGREEMENT TO BORROW AND LEND.  (A)  Subject to the terms,
                  ----------------------------
provisions and conditions set forth in this Agreement, Lender hereby agrees to make, and Borrower hereby agrees to accept, a series of advances (each an "ADVANCE" and collectively, the "ADVANCES"), in an aggregate principal amount of up to $29,812,000.00 to or for the benefit of Borrower, and allocated as follows: (a) up to $2,000,000.00 to reimburse Borrower for a portion of the costs of acquiring the Land, (b) up to $2,852,000.00 for interest reserve, real estate taxes, insurance and other soft costs, and (c) up to $24,960,000.00 to fund construction of the Project, all in accordance with the Construction Budget approved by Lender.

     (B) Borrower shall contribute to the Project as its required equity therein: (i) the Land (free and clear of all liens) (the "LAND EQUITY"), (ii) an amount in cash equal to $5,028,547.00 (the "INITIAL EQUITY CONTRIBUTION"), which shall be fully advanced on or before Closing and supported by documentation satisfactory to Lender in its sole discretion and which is based upon the preliminary construction budget for the Project, and (iii) additional equity (the "ADDITIONAL

EQUITY CONTRIBUTION") in an amount equal to the amount, if any, by which the Approved Construction Budget exceeds $42,840,547.00. The Additional Equity Contribution shall be paid not later than the date on which Borrower requests the first Advance of the proceeds of the Loan for purposes other than to fund the Reimbursable Expenses. (The Initial Equity Contribution and the Additional Equity Contribution may be referred to collectively in this Agreement as the "EQUITY CONTRIBUTION.") In no event shall the Equity Contribution be less than $4,800,000.00. None of the Equity Contribution shall consist of any credits given to Borrower by the seller of the Land in connection with the closing of the sale of the Land by such seller to Buyer.

     (C) Borrower and Lender acknowledge and agree that although the maximum original principal amount of the Loan is $29,812,000.00, the maximum principal amount outstanding at any time during the Loan Term shall not exceed $24,210,000.00 (the "MAXIMUM OUTSTANDING BALANCE"). Borrower and Lender further acknowledge and agree that once any principal of the Loan is repaid to Lender, either as a result of a mandatory repayment of principal in connection with a sale of a Condominium Unit as required by Section 9.5 hereof, or at the election
                                          -----------
of Borrower, such principal shall not be reborrowed or available for reborrowing, it being understood that the Loan is not a revolving loan.

     SECTION 3.2. NOTE. The Loan will be evidenced by a Promissory Note (the "NOTE") dated as of the date hereof, made by Borrower payable to the order of Lender in the original principal amount of $29,812,000.00.

     SECTION 3.3. INTEREST RATE; INTEREST RATE ADJUSTMENT. Borrower shall pay
(i) interest on the Loan at the rate set forth in the Note (the "INTEREST RATE"). At Closing, the Interest Rate shall be established based upon the Prime Rate in effect on the Closing Date. Thereafter, the Interest Rate shall be adjusted each and every time that the Prime Rate changes.

     SECTION 3.4. DEFAULT RATE. After the occurrence and during the continuance of an Event of Default hereunder, the Loan shall bear interest at the Default Rate.

     SECTION 3.5. COMPUTATIONS OF INTEREST. All computations of interest shall be made by Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination in good faith by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 3.6. PAYMENT OF INTEREST AND PRINCIPAL. Interest and principal of the Loan shall be paid as provided in the Note.

     SECTION 3.7. VOLUNTARY PREPAYMENT. The Loan may be prepaid to the extent, and upon the terms, provided in the Note.

     SECTION 3.8. PROCEDURE FOR PAYMENT. (a) All payments required to be made pursuant to the Note, this Agreement or any other Loan Document shall be made during regular business hours to Lender at 3959 N. Lincoln Avenue, Chicago, Illinois 60613, or at such other place as Lender may from time to time designate in writing, either by wire transfer of United States Dollars, ABA Number:
071002503, Account Name: Kinzie Station, Attention: Loan

Servicing Department, or by cashier's check, or in currency of the United States of America which at the time of payment is legal tender for the payment of public or private debts.

     (b) If any payment of principal or interest shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Any payment of principal and interest received after two o'clock p.m. C.S.T. (or C.D.S.T. as the case may be) shall be deemed to have been received by Lender on the next succeeding Business Day and shall bear interest accordingly. Any payment tendered other than in currency of the United States as aforesaid shall be accepted by Lender subject to collection, and interest shall accrue until the Business Day on which good funds are available for immediate use by Lender on or before two o'clock p.m. C.S.T. (or C.D.S.T. as the case may be).

     SECTION 3.9. LOAN TERM. Unless Borrower shall exercise its option to extend the term of the Loan in accordance with the provisions of Section 3(b) of the Note, the term of the Loan (the "LOAN TERM") shall be for a period of thirty
(30) months commencing on the date of the First Disbursement Date and expiring on the last day of the thirtieth (30th) month following the month in which the First Disbursement Date occurs. Upon the expiration of the Loan Term (as the same may be extended in accordance with the terms and provisions of Section 3(b) of the Note), and unless the Loan has been sooner prepaid in full by Borrower or accelerated by Lender, Borrower shall pay the entire outstanding principal balance of the Loan, all accrued and unpaid interest, and all other sums then due and owing to Lender under the Note, this Agreement and the other Loan Documents.

     SECTION 3.10. INTENTIONALLY DELETED.

     SECTION 3.11. ACCELERATION OF MATURITY. Upon the occurrence of an Event of Default hereunder or under the Loan Agreement, the unpaid principal amount of the Loan with interest and all other sums secured by the Mortgage shall become immediately due and payable at the option of Lender. In the event of such acceleration, Borrower shall discharge its obligations to Lender by paying all sums due under the Note, the Mortgage, and the other Loan Documents, together with interest at the Default Rate accruing from the date that such acceleration is declared. Lender's failure to exercise its option to accelerate the Loan as aforesaid upon the occurrence of an Event of Default shall not constitute a waiver of Lender's right to exercise such option at any later time with respect to such Event of Default or with respect to any other subsequently occurring Event of Default.

     SECTION 3.12. COSTS OF COLLECTION. If, following the Closing, Lender: (a) employs counsel which Lender reasonably believes is necessary for advice or other representation (i) to represent Lender in any litigation, contests dispute, suit, or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to the Note, any other Loan Document, any collateral securing the Note or the Obligations, or (ii) to enforce any rights of Lender against Borrower; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any Collateral; and/or (c) attempts to or enforces any of Lender's rights and remedies against Borrower or any Guarantor, then in such event, the reasonable fees, costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of the indebtedness evidenced by the Note, payable by Borrower to Lender upon demand. Without limiting the generality of the foregoing, such fees, costs and expenses, shall include reasonable fees, costs and expenses of attorneys, accountants and consultants; court costs and expenses; court reporter fees, costs and expenses; long distance telephone charges, telegram and telecopier charges; and expenses for travel lodging and food. For purposes of this paragraph, the term "attorneys" includes attorneys who are employees of Lender acting as counsel for Lender, and the terms "fees, costs and expenses" shall include, without limitation, the fees charged by Lender for its in-house counsel provided such fees are within the range of fees charged by attorneys of similar experience at medium to large sized law firms located in the City of Chicago, Illinois, and not to exceed $200.00 per hour.

     SECTION 3.13. LATE CHARGES. In the event that any payment of interest, principal, or principal and interest shall not be paid within fifteen (15) days after the date on which such payment is due (whether by acceleration or otherwise), a "late charge" calculated at the rate of five percent (5%) on such overdue installment shall be charged by Lender, for the purpose of defraying the expenses incident to handling such delinquent payments, which "late charge" shall be payable on the same day of the month as payments of interest, PROVIDED, HOWEVER, in no event shall Borrower be required to pay a late fee greater than the maximum amount permitted under applicable Laws. Such charge shall be in addition to, and not in lieu of, any other remedy Lender or any Lender may have and is in addition to any reasonable fees and charges of any Lenders or attorneys which Lender is entitled to employ upon any default by Borrower hereunder or under any other Loan Document, whether authorized herein or by law.

     SECTION 3.14. LOAN DOCUMENTS. In consideration of Lender's entry into this Agreement and Lender's agreement to fund the Loan, Borrower agrees that, in addition to the Note, and in order to secure the due and prompt payment and performance of all of the Obligations, Borrower shall execute and deliver, or cause to be executed and delivered by Guarantor, each of the following documents or instruments, all in scope, form, substance and legal sufficiency acceptable to Lender:

     (A) a valid and subsisting first priority mortgage and security agreement (the "MORTGAGE") securing the Note, subject only to the Permitted Exceptions;

     (B) first priority security agreement(s), collateral assignment(s) and such financing statements and other documents and instruments as Lender deems desirable to perfect in Lender first priority security interests in all of the Collateral which is not Real Estate;

     (C)  a first priority Assignment of Leases and Rents;

     (D)  the Assignment of Construction Documents;

     (E)  the Assignment of Architectural Documents;

     (F)  the Assignment of Accounts;

     (G)  the Environmental Indemnity Agreement;

     (H)  the Year 2000 Certificate:

     (I)  the Guaranty; and

     (J)  such other documents as Lender or Lender's counsel may require.

     SECTION 3.15. INTEREST RESERVE. A portion of the proceeds of the Loan in
                   ----------------
the amount of $1,743,025.00 has been designated as the Interest Reserve for the payment of accrued interest through the Completion Date. In the event that at anytime during the Loan Term, the cash flow from the Project is insufficient to pay accrued interest on the Loan advances then outstanding hereunder at the time such interest is due and payable, and Borrower has not otherwise paid such interest from Outside Sources, then, provided that no Default or Event of Default shall have occurred and be continuing, Lender shall disburse to itself from the Interest Reserve an amount sufficient to pay all such accrued but unpaid interest, and such disbursement shall be deemed to be an advance of the Loan hereunder, and Borrower hereby directs Lender to make such disbursement. Nothing contained in this Section 3.15 shall relieve Borrower of the absolute
                          ------------
and unconditional obligation to pay accrued interest on the Loan as provided herein and in the Note and other Loan Documents. If the funds under the Interest Reserve are insufficient or are otherwise unavailable for disbursement (as the result of an Event of Default), then Borrower shall pay or cause to be paid, from sources other than the Loan, directly to Lender (and not through any construction escrow) the accrued interest then due and payable in the amount set forth in a notice to Borrower.


                                  ARTICLE 4.

                          LOAN EXPENSES AND ADVANCES;
                         SECURITY OF MORTGAGE FOR SAME

     SECTION 4.1.  LOAN EXPENSES. Borrower agrees to pay when due all
                   -------------
reasonable expenses of the Loan (the "Loan Expenses"), whether incurred before or after closing, including all recording charges, title insurance charges, escrow charges, transfer taxes, if any, mortgage taxes, if any, costs of surveys, costs for certified copies of instruments, fees and expenses of Lender's attorneys (including without limitation, its in-house-counsel) and all costs and expenses incurred by Lender, including appraisal fees, environmental report fees, structural report fees, Lender Construction Consultant Fees, insurance consultant fees, credit searches, out-of-pocket expenses, and travel, lodging and food expenses incurred by Lender, out-of-pocket expenses, inspection fees incurred by Lender during the construction of the Project in connection with the determination of whether Borrower has performed the obligations undertaken by Borrower under this Agreement or has satisfied any conditions precedent to the obligations of Lender under this Agreement. All of the foregoing expenses that are incurred in connection with the Closing of the Loan and the satisfaction of all conditions precedent thereto may be hereinafter referred to collectively as the "CLOSING EXPENSES". All expenses, charges, costs and fees described herein (including the Closing Expenses) shall be the Borrower's obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to Lender's wrongful failure to disburse hereunder.

     SECTION 4.2.  TIME OF PAYMENT OF FEES.  Borrower shall pay all Closing
                   -----------------------
Expenses due and payable at the Closing and, with respect to other fees and expenses described in Section 4.1 upon and on demand at such subsequent times as
                      -----------
Lender may determine in its sole discretion. Lender may require the payment of such fees and expenses as a condition to any disbursement of the Loan. Borrower hereby authorizes Lender to make an advance to itself to pay all Loan Expenses and Closing Expenses on or after the date on which such expenses shall be due and payable.

     SECTION 4.3.  EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS. Any and all
                   -----------------------------------------------
advances, payments, amounts expended or made by Lender under this Agreement from time to time for attorneys' fees (based upon services rendered at hourly rates) and expenses, if any, and all other Loan Expenses shall, including, without limitation, all fees and expenses of Lender's Construction Consultant, as and when advanced or incurred by Lender, there shall be paid by Borrower and shall constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note.

     SECTION 4.4.  BANK FEES.  In consideration of Lender's making the Loan
                   ---------
to Borrower (and in addition to other amounts payable under this Agreement and the other Loan Documents), Borrower shall pay to Lender interest in the form of
                        -
a fee in an aggregate amount equal to Two Hundred Eighty-Five Thousand Dollars ($285,000), of which: (a) $85,000 (the "APPLICATION FEE") was paid (and Lender
                                                        -
hereby acknowledges receipt) upon Borrower's acceptance of the letter of application, dated September 24, 1998, (b) $100,000 (the "COMMITMENT FEE") was paid (and Lender hereby acknowledges receipt) upon Borrower's acceptance of the Commitment, and (c) $100,000 (the "CLOSING FEE") shall be due and payable on the First Disbursement Date (which Closing Fee shall be paid through an Advance of Loan proceeds for the benefit of Borrower).


                                  ARTICLE 5.

                        REPRESENTATIONS AND WARRANTIES

     SECTION 5.1.  REPRESENTATIONS AND WARRANTIES OF BORROWER.  To induce
                   ------------------------------------------
Lender to make the Loan and perform its obligations under the Loan Documents, Borrower hereby represents and warrants to Lender as follows:

     (a) Borrower has good and indefeasible fee simple title to the Real Estate free and clear of all liens, charges and encumbrances, except for the Permitted Exceptions.

     (b) Borrower is the sole owner of, and has good title to, all of the Collateral which constitutes personal property free and clear of all liens, charges and encumbrances, other than the Permitted Exceptions.

     (c) Borrower is (i) a limited liability company duly formed validly existing and in good standing under the Laws of the State of Delaware, (ii) is duly qualified and in good standing a foreign limited liability company under the Laws of the State of Illinois, and (iii) has the power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Agreement. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been duly authorized by all necessary actions as required by Borrower's Organizational Documents and by applicable Laws.

     (d) This Agreement, the Note, the Mortgage, the other Loan Documents and any other documents and instruments required to be executed and delivered by Borrower in connection with this Loan, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms; the Loan Documents grant to Lender a direct, valid and enforceable first lien on the Project and on all of the other Collateral.

     (e) The execution, delivery and performance of the Loan Documents and any other documents or instruments to be executed and delivered by Borrower pursuant to this Agreement or in connection with the Loan, and the construction, use, occupancy and operation of the Project, will not: (i) violate any Laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower is a party or by which it may be bound. Borrower is not in default (without regard to grace or cure periods) under any Agreements or other contract or agreement to which it is a party, the effect of which default will adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents.

     (f) No litigation or proceedings are pending, or are threatened, against Borrower or any Guarantor or any Member: (i) which have or will affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents, (ii) which will affect the ability of Borrower to perform its obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents, or any of the Construction Documents, (iii) which could materially affect the occupancy, use or operation of the Project or the performance or completion of the Improvements or the sale of residential [or commercial] condominium units at the Project, or (iv) which could materially affect the operations or financial condition of Borrower, any
Guarantor or the Project.   Without limitation of the foregoing, there are no
pending or threatened proceedings or actions to revoke, attack, invalidate, rescind, or modify the zoning of the Project or any part thereof, or any building or other permits heretofore issued with respect thereto, including the Permits, or asserting that such zoning or permits do not permit the construction of the Improvements or the occupancy, use or operation of the Project.

     (g) There are no pending civil (including actions by private parties), criminal, or administrative proceedings against Borrower, or to Borrower's best knowledge, affecting the Project relating to environmental, health or safety matters ("ENVIRONMENTAL PROCEEDINGS"), and to Borrower's best knowledge no Environmental Proceedings are being threatened nor do any facts or circumstances exist which may give rise to any future Environmental Proceedings.

     (h) To the best knowledge of Borrower (after diligent inquiry and investigation), the Project and all uses existing as of the date of this Agreement of the Project, are in compliance with all Environmental Laws, and Borrower has not received any notice of any violation issued pursuant to any Environmental Law with respect to the Project or any use or condition thereof. To the best knowledge of Borrower (after diligent inquiry and investigation), there are no Hazardous Materials on, in, or under, or stored at the Project, and Borrower has not used, handled, generated, produced, manufactured, treated, stored, transported, released, discharged or disposed of any Hazardous Materials on, under or from the Project (other than Hazardous Materials of a kind and in such quantities as are commonly used in the construction, operation and maintenance of a residential condominium building and in any case, in compliance with applicable Environmental Laws). To the best knowledge of Borrower (after diligent inquiry and investigation), no release, spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Material) has occurred on, beneath or from the Project or in the surface or ground water associated with the Project, except as specifically disclosed in the Environmental Reports. All Permits, required to be held by Borrower or issued to Borrower pursuant to any Environmental Law for the construction, ownership, use, occupancy or operation of the Project, have been obtained or will be obtained, as and when required by Environmental Law, by Borrower, and are presently maintained in full force and effect by Borrower and the Project and the operations conducted by Borrower at the Project, is in compliance with such Permits. To Borrower's best knowledge after diligent inquiry and investigation, the Project is not subject to any use restrictions arising out of any Environmental Law. There are no writs, injunctions, decrees, orders or judgments against Borrower or any lawsuit, claim, proceeding, citation, directive, summons or investigation pending or to the best knowledge of Borrower (after diligent inquiry and investigation), threatened against Borrower, pursuant to any Environmental Law relating to (1) the construction, ownership, leasing, occupancy or use of any portion of the Project by Borrower or any current or former owner or tenant of any portion of the Project, (2) any alleged violation of any Environmental Law by Borrower or (3) a release of any Hazardous Material under, in or from any portion of the Project. There are no above-ground or underground, storage tanks located on the Project. There are no written reports, surveys or environmental assessments of the Project or any part thereof in the possession or control of Borrower or its contractors or consultants concerning the environmental condition of the Project or the presence of Hazardous Materials on or under the Project or in the ambient air at the Project, complete copies of which have not been delivered to Lender. As used in the foregoing paragraph, the phrase "the best of Borrower's knowledge" shall mean the knowledge of the officers of Heartland Technology, Inc., the managing general partner of the Member, and the knowledge of Lawrence S. Adelson, the general counsel of Borrower and Charles Harrison, the special environmental in-house counsel of Borrower.

     (i) The factual matters relating to the opinions of Borrower's counsel, as set forth in Section 6.1(b)(vi) hereof, are true and accurate.
             ------------------

     (j) (i) No condemnation of any portion of the Project, or relocation or condemnation of any roadways abutting the Project has commenced or, to the best of Borrower's knowledge, is contemplated by any Governmental Authority, and (ii) no denial of access to the Project from any point of access to the Project has commenced or, to the best of Borrower's knowledge, is contemplated by any Governmental Authority.

     (k) To the best of Borrower's Knowledge, the surveys of the Real Estate, one dated January 12, 1996, prepared by Chicago Guaranty Survey Co. as Job No. 9812015, and the other of a portion of the Real Estate, dated September 14, 1998, and revised on November 12, 1998, December 23, 1998, and January 5, 1999, prepared by Chicago Guaranty Survey Co. as Job No. 9807027 (collectively, the "SURVEY"), are true, accurate and complete in all respects as of the date of certification, including with respect to: (i) the outline of the Land (or portion thereof depicted), and the outline of all buildings, structures and other improvements thereon, if any, and all paving, driveways and fences, if any, in place, (ii) the square footage of the Land (or portion thereof depicted), (iii) the existence of all buildings, improvements, foundations and other structures on the Land, if any, (iv) encroachments by improvements located on adjoining property onto the Land or of buildings, improvements, foundations or other structures on the Land, if any, onto adjoining property, (v) means of ingress and egress to and from the Land, (vi) the flood area designation of the Real Estate shown on the official maps of the Secretary of Housing and Urban Development, (vii) the identification of any portion of the Real Estate which lies within a federally designated wetlands protection area as determined by the maps of the Army Corps of Engineers, (viii) the identification, location, size and use of all easements affecting the Real Estate, and (ix) all other matters shown, indicated or noted thereon.

     (l) All financial statements, reports or other financial information of any kind or description of Borrower, Guarantor and/or any Member heretofore and hereafter delivered to Lender are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the representative financial conditions of the subject thereof as of the respective dates thereof. All financial statements, reports or other financial information of any kind or description heretofore or hereafter delivered to Lender are true, complete and accurate in all material respects and fairly present the financial condition of the Project as of the date thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof, and no additional borrows have been made by Borrower or Guarantor since the date thereof other than the borrowing contemplated hereby or otherwise expressly approved in writing by Lender.

     (m) No information, certification, report or financial information submitted to Lender by or on behalf of Borrower or any Guarantor pursuant to this Agreement or otherwise in connection with the Loan or Borrower's request or application therefor contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not misleading in any material respect.

     (n)  The Project does not now, and following Completion, will not, violate
(i) any existing Laws applicable thereto, (ii) any of the Permits, including any building or occupancy permits, any restrictions or conditions of record, or any of the Agreements, or (iii) the requirements of each and every insurer covering any of the risks against which the Project is or is to be insured pursuant to Section 8.1(a) hereof. Neither the zoning, nor any other right to
            --------------
construct or to occupy, use or operate the Project is to any extent dependent upon or related to any real estate other than the Real Estate. Without limiting the generality of the foregoing, all consents, licenses, certificate, and permits and all other authorizations or approvals, including the requirements of each and every insurer covering any of the risks against which the Project is to be insured pursuant to Section 8.1(a) hereof (collectively,
                                         --------------
"GOVERNMENTAL APPROVALS") required to perform and Complete the Project in accordance with the Approved Plans, and to occupy, use and operate the Project have been, or will timely be, obtained (as the case may be); and all Laws relating to the construction, occupation, use and operation of the Project have been, or will timely be, complied with (as the case may be).

     (o) All utility services necessary for the Completion of the Project and the operation thereof for its intended purposes are presently available to the boundaries of the Land through dedicated public rights-of-way or through perpetual private easements with respect to which the Loan Documents create a valid, binding and enforceable first lien or first security title. No such utility services are subject to any moratorium, or would be subject to any presently threatened moratorium, imposed by any authority having jurisdiction.

     (p) The rights-of-way for all roads necessary for the full utilization of the Project for its intended purposes as required by this Agreement, the other Loan Documents, the Construction Contracts, or any covenant, condition, restriction, easement or other matter affecting Borrower or the Land have been dedicated to public use and accepted by the appropriate governmental authority, or are covered by private easements with respect to which the Loan Documents create a valid, binding and enforceable first lien or first security title. All curb cuts and traffic signals which are shown on the Approved Plans (or are necessary although not so shown) are existing and operating or permits therefor have been obtained.

     (q) No brokerage commission or similar compensation is due to any Person in connection with the loan transaction contemplated by this Agreement. Borrower shall indemnify Lender from any liability, claims or losses, including reasonable attorneys' fees incurred by Lender and arising by reason of any claim for such brokerage commissions (except to the extent arising our of an express written agreement by Lender). This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

     (r) The Project as developed, constructed and equipped will not, encroach upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower has knowledge of or has reason to believe may exist with respect to the Project).

     (s) The Land is not and does not contain any lands classified as wetlands or lands which are subject to periodic flooding or have thereon standing or moving bodies of water. No portion of the Project will be located in an area having special flood hazards according to the flood hazard boundary maps used by the United States Department of Housing and Urban Development in connection with the National Flood Insurance Program.

     (t) Intentionally Deleted.

     (u) The Project is taxed separately without regard to any other property and, for all purposes, may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

     (v) The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U, or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and the Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

     (w)  Intentionally deleted.

     (x)  Borrower does not have a defined benefit pension plan under ERISA.

     (y)  Except as described on Exhibit F, there are no union contracts, labor
                                 ---------
agreements, or employment agreements relating to any employees of Borrower currently working at the Project.

     (z) No Default or Event of Default by Borrower exists under this Agreement or any of the other Loan Documents, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a Default or Event of Default under any of the Loan Documents.

     (aa) The Mortgage is a good and valid first lien on the Project, and Lender has a perfected, good and valid first security interest in all items of personal property described in the granting clause of the Mortgage.

     (bb) Each of Borrower and Guarantor has filed or caused to be filed all federal, state and local tax returns required to be filed by it, has remitted all trust fund taxes, and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it or the Project, except those which are being contested in good faith by appropriate proceedings and for which reasonable reserves as may be required by GAAP are being maintained on its books.

     (cc) After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under the Note, Borrower will not be "insolvent," within the meaning of such term as defined in (S) 101 of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital.

     (dd) Borrower has not received any notice from any insurance company of any defects or inadequacies in the Project which would adversely affect the insurability of the Project or materially increase the cost of insuring the Project beyond that which is customarily charged for similar property in the vicinity of the Project used for a similar purpose.

     (ee) The principal place of business and chief executive office of Borrower is as stated in the preamble and Section 17.3 hereof.
                                 ------------

     (ff) Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

     (gg) Borrower has furnished to Lender true, correct and complete copies of all documents, instruments and other papers constituting the entire organizational documents of

Borrower and any and all amendments thereto including without limitation, Borrower's articles of incorporation and bylaws (the "ORGANIZATIONAL DOCUMENTS"), such Organizational Documents are in full force and effect and have not been modified, amended or terminated and there exists no violation of the Organizational Documents, or circumstances which given notice or the passage of time or both would constitute a violation of the Organizational Documents.

     (hh) Exhibit G contains a true, complete and accurate list of all leases,
          ---------
occupancy agreements, concession agreements and other agreements for the use or occupancy of all or any portion of the Project (the "LEASES") as of the date hereof, including all amendments, modifications and supplements thereto, and (i) there exist no defaults by Borrower, as landlord thereunder, or by the tenant thereunder, nor, to the best of Borrower's knowledge, do any circumstances exist which, with the passage of time or the giving of notice or both, would constitute a default thereunder by either Borrower or any tenant, (ii) there have been no amendments, supplements, modifications or other changes thereto except as described on such Exhibit G or otherwise as approved by Lender; and
                            ---------
(iii) construction of all tenant work required to be constructed thereunder have been satisfactorily completed, and the respective tenant thereunder has accepted and is in sole possession and occupancy of the leased premises.

     (ii) Exhibit H contains a true, complete and accurate list of all
          ---------
Agreements as of the date hereof, including all amendments, modifications and supplements thereto, and, (i) there exist no defaults by Borrower thereunder or by any other party thereto, nor, to the best of Borrower's knowledge, do any circumstances exist which, with the passage of time or the giving of notice or both, would constitute a default thereunder by either Borrower or any other party thereto; (ii) there have been no amendments, supplements, modifications or other changes thereto except as described on such Exhibit H or otherwise as
                                                  ---------
approved by Lender to the extent such approval is required hereunder; (iii) except as set forth on Exhibit H, no other material contract, agreement or
                       ---------
arrangements of any kind exist with respect to the ownership, use, occupancy, operation, maintenance, repair or servicing of the Project or any part thereof and (iv) except as specifically set forth on Exhibit H, all of the Agreements
                                             ---------
may be terminated on no more than ninety (90) days' notice without termination penalty or other cost.

     (jj) Exhibit I contains a true, complete and accurate list of all Permits
          ---------
obtained as of the date hereof, including all amendments, modifications and supplements thereto, and (i) the Permits have been acquired by Borrower and are in full force and effect, (ii) there have been no amendments, supplements, modifications or other changes thereto except as described on such Exhibit I,
                                                                   ---------
(iii) Borrower has not received any notice of a revocation, termination or violation of any Permit, (iv) the Permits listed on Exhibit I are all licenses,
                                                    ---------
approvals, and permits which are necessary to develop, construct, own, use, occupy, operate, maintain, market and sell the Project under all applicable Laws, and (v) except as set forth in Exhibit I, to the best knowledge of
                                     ---------
Borrower, all of the Permits are assignable and transferrable.

     (kk) Borrower is a single-purpose entity whose sole asset is the Project and whose sole business and purpose is to own, operate, construct, market and sell the Project, all as more fully set forth in the Organizational Documents.

     (ll) The proceeds of Loan will be used only for the purposes described and proved in this Agreement.

     (mm) Except as specifically described on Exhibit J attached  hereto (the
                                              ---------
"AFFILIATE DEBT"), Borrower is not indebted to any Affiliate, nor has Borrower assumed or guaranteed any indebtedness of any Affiliate. As of the Closing Date, and throughout the term of the Loan, all Affiliate Debt shall be subject and subordinate in all respects to the Loan and the Obligations, and Borrower hereby covenants and agrees to cause each holder of Affiliate Debt to execute and deliver to Lender at the Closing a subordination agreement in scope, form, substance and legal sufficiency satisfactory to Lender.

      SECTION 5.2   EFFECT OF DRAW REQUEST.  Each Request for Advance hereunder
                    ----------------------
shall constitute an affirmation that Borrower's representations and warranties set forth in this Article 5 and elsewhere in this Agreement remain true and
                  ---------
correct as of the date thereof, and, unless Lender is notified to the contrary prior to the disbursement of the requested advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such disbursement.


                                  ARTICLE 6.

                        CONDITIONS PRECEDENT TO CLOSING

      SECTION 6.1   CONDITIONS PRECEDENT TO CLOSING. Borrower agrees that
                    -------------------------------
Borrower will perform and satisfy all of the following conditions precedent, and Borrower agrees that Lender's obligation to close the Loan, is conditioned, among other things, upon Borrower's performance or satisfaction of all these conditions precedent:

     (A) Borrower shall not be in Default under this Agreement (including, without limitation, the representations and warranties contained herein) or any of the Loan Documents, and Borrower shall have timely complied with and performed all of Borrower's covenants, agreements and obligations under this Agreement which by their terms are required to have been complied with and performed by Borrower.

     (B) Borrower shall have furnished to Lender the following, all in form and substance satisfactory to Lender:

          (I) a marked Title Commitment to issue a Mortgagee's Title Insurance Policy (ALTA Form B-1992) (the "TITLE POLICY") in the face amount of the Loan, establishing that the Title Insurer insures the lien of the Mortgage to be a prior and paramount lien against Borrower's fee simple interest in the Project, subject only to the Permitted Exceptions. The Title Policy shall contain such title endorsements as Lender shall determine (and as are available under applicable Laws) and shall delete, or modify in a manner reasonably acceptable to Lender, the standard exceptions set forth therein;

          (II) plat of survey of the Project, made by a Illinois registered or certified land surveyor satisfactory to the Lender, in triplicate, showing the outline of the Land, all other structures and improvements thereon, if any, and all paving, driveways and fences, if any, in place. Said survey shall be currently dated and shall contain a proper certificate by the surveyor, which certificate shall include the legal description of the Land and shall be made in favor of Borrower, Title Insurer and Lender. The survey shall be made according to the current "Minimum Standard of the Illinois State Association of Professional Land Surveyors" and shall also show (A) the square footage of the Land; (B) that all buildings, improvements, foundations, and other structures, if any, are within the lot lines and in compliance with any restrictions of record or ordinances relating to the location thereof; (C) no encroachments by improvements located on adjoining property onto the Land or of buildings, improvements, foundations or other structures on the Land, if any, onto adjoining property, except Permitted Exceptions; (D) adequate means of ingress and egress to and from the Land; and (E) such additional information as may be required by Lender or the Title Insurer in order to permit Title Insurer to issue the Title Policy without any standard or general exception for survey matters. In addition, Borrower will provide Lender with a certification from the surveyor that the Project is not in an area designated by the Secretary of Housing and Urban Development as having special flood hazards;

          (III) all policies of insurance required by Lender in accordance with

     Section 8.1 of this Agreement or certified copies or binders thereof,
     -----------
     together with all required endorsements and proof that the premiums therefor have been paid;

          (IV) letters from appropriate utility companies or governmental agencies or other evidence satisfactory to Lender that the Project will have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, any other required public utilities, fire and police protection and means of access between the Project and public rights-of-way. Borrower also shall have furnished to Lender evidence reasonably satisfactory to Lender that no such supplies or facilities will be delayed or impeded by virtue of any requirements under any Laws, that all such facilities comply with any and all applicable Laws, ordinance, regulations, restrictive covenants and requirements of Governmental Authorities (including, without limitation, zoning Laws and environmental regulations) that in the event of any damage or destruction of all or a portion of the Project caused by fire or other casualty, such Laws will permit the restoration or repair of the Project, and that the source of supply for each of the foregoing utilities is from the public right of way adjacent to the Project. If any of such facilities are located on land beyond the Project, other than land which has been dedicated to the public or to the utility which is to furnish the service, Borrower shall have forwarded to Lender evidence satisfactory to Lender of the existence of permanent easement rights therefor benefitting the Project which easement rights shall be covered by the lien of the Mortgage and which easement shall be insured under the Title Insurance Policy described in Section 6.1(b);
                         --------------

          (V) one or more opinions of independent counsel to Borrower acceptable to Lender, dated as of the Closing and containing only such qualifications and assumptions as Lender and its counsel may approve, stating, among other things, the following: (A) that Borrower is duly organized, validly existing and in good standing under the Laws of the State of Delaware, (B) that Borrower is duly qualified and in good standing as a foreign limited liability company under the Laws of the State of Illinois, (C) that the execution and delivery by Borrower and performance of its obligations under all of the Loan Documents (1) have been duly authorized by all necessary corporation action; (2) constitute legal, valid, binding and enforceable obligations of Borrower; (3) do not conflict with any of Borrower's Organizational Documents; (4) that the Borrower has all the power and authority to own its properties and to enter into, execute, deliver this Agreement and each of the Loan Documents and Borrower has the power and authority to perform all of its obligations under this Agreement and each of the Loan Documents; (5) that the rate of interest payable in respect to the Loan is not usurious under Illinois or Illinois law; and (6) to the actual knowledge of Borrower's counsel, that there is no action, proceeding or investigation pending, or threatened, against Borrower, against or in respect of the Loan, the Loan Documents or this Agreement, or against or in respect of the Project or the use, occupancy and operation or contemplated use, occupancy and operation thereof, which would or could have a material, adverse affect on any of the following: (x) the operation of the Project for the purposes contemplated by this Agreement; (y) the repayment of the Loan; or (z) the ability of Borrower to observe, perform and comply with its obligations under any of the Loan Documents to which it is a party; (D) such other opinions as Lender or its counsel shall reasonably request;

          (VI) a certified copy of Borrower's Limited Liability Company Agreement, together with evidence satisfactory to Lender that Borrower has complied with all Laws necessary to conduct its business in the State of Illinois;

          (VII) evidence satisfactory to Lender that the persons executing this Agreement and the other Loan Documents on behalf of Borrower, have been duly authorized by all appropriate action to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower;

          (VIII) copies of all of Borrower's other Organizational Documents, including without limitation, Borrower's Operating Agreement, and all amendments thereto, certified to be true, correct and complete by the Managing Member of Borrower's Managing Member;

          (IX) evidence satisfactory to Lender that the Project is benefitted by such easements or other rights as may be necessary for the vehicular and pedestrian ingress and egress, the installation and maintenance of utilities, parking and other site improvements, and the operation of the Project;

          (X) evidence satisfactory to Lender that the Project is in compliance with all applicable Laws;

          (XI) current searches (which will be updated from time to time, but no more frequently than annually unless Borrower shall be in Default hereunder, at Borrower's expense upon the request of Lender) of all Uniform Commercial Code financing statements filed with the Illinois Secretary of State and the Illinois County, Illinois Recorder's Office, against each of Borrower and Guarantor, as debtor, showing that no Uniform Commercial Code financing statements are filed or recorded against Borrower or Guarantor in which the collateral is described as any of all of the Collateral;

          (XII) true, correct and complete copies of all Leases, if any, together with estoppel certificates in form acceptable to Lender from each space tenant thereunder with respect to Leases of space in the Project, if any;

          (XIII) judgment and state and federal tax lien search reports on Borrower and Guarantor;

          (VXI) current financial statements of Borrower, each Guarantor, and the Project reflecting no material adverse change in their respective financial conditions;

          (XVII) Lender shall have received all reports and audits required by the Commitment to be delivered to and approved by Lender, including without limitation, the structural and engineering report and an environmental audit;

          (XVI) all documents and other assurances reasonably required by Lender to evidence and secure the Loan and otherwise required in connection with the Loan pursuant to this Agreement;

          (XVII) evidence satisfactory to Lender that Borrower has contributed the Initial Equity Contribution as set forth in Section 3.1(b).
                                                     --------------

     (C) Borrower shall have taken all action and done all things which may be necessary (as reasonably determined by Lender and its counsel) to ensure that the Loan, the lien of the Mortgage and the security interests and liens created by the other Loan Documents, are, as of the Closing, senior and superior in all respects to the rights and claims (including without limitation any lien rights or claims) of any Contractor, subcontractor, materialman, supplier or other person or entity who has performed or supplied, is performing or supplying, or will perform or supply in the future any work or materials on or with respect to the Project.


                                   ARTICLE 7.

                  CONSTRUCTION; CONSTRUCTION BUDGET; ADVANCES

      SECTION 7.1   CONDITIONS PRECEDENT TO FIRST ADVANCE OF LOAN PROCEEDS.
                    ------------------------------------------------------
Prior to any Advance of Loan proceeds (other than for the Recoupment Advance), Borrower shall cause each of the following conditions to have been satisfied (and upon satisfaction of the following conditions and the other conditions set forth in this Agreement, including, without limitation, the provisions of Sections 7.3 and 7.4 hereof) Lender shall make the first Advance hereunder in
--------------------
accordance with the provisions of this Agreement:

          (A) The Plans for the development, construction and equipping of the Project shall have been completed and approved by Lender, and duplicate complete copies thereof shall have been deliver to Lender. Lender shall not have been deemed to have approved the Plans unless and until Lender has executed a letter in which the Plans as approved by Lender have been identified with specificity and Lender's approval thereof has been set forth in such letter.

          (B) The Construction Budget for the development, construction and equipping of the Project in accordance with the Plans shall have been completed and approved by Lender and shall be in form and substance consistent with the preliminary budget attached to the Commitment Letter. The submission by Borrower of the Construction Budget to Lender shall constitute Borrower's representation and warranty to Lender: (i) that such Construction Budget and all amounts set forth therein present a full, complete and accurate representation of all costs, expenses, and fees which Borrower expects to pay or anticipates becoming obligated to pay to Complete Construction the Project, (ii) that the total costs of the Project will not exceed in any event more than $42,840,547.00 (or if such costs exceed such amount Borrower shall be required to comply with the provisions of Section 7.13 hereof), and (iii) that no amounts set forth in the
        ------------
     Construction Budget are payable to Borrower, Guarantor or any Affiliate of Borrower or Guarantor (other than: (x) the Recoupment Advance, (y) Advances for payroll, media, and trailer rental in accordance with the approved Construction Budget and pursuant to a Request for Advance made in accordance with the terms and conditions of this Agreement, and an Advance for amounts paid by Borrower to General Contractor prior to the Closing Date for work done pursuant to the General Contract, in accordance with the approved Construction Budget and pursuant to a Request for Advance made in
     accordance with the terms and conditions of this Agreement).    Lender
     shall not have been deemed to have approved the Construction Budget proposed by Borrower unless and until Lender has indicated such approval by either signing the proposed Construction Budget or executing a letter of approval to which the approved Construction Budget is attached.

          (C) The Construction Schedule for the development, construction and equipping of the Project shall have been completed and approved by Lender.

          (D) Borrower shall have delivered to Lender complete copies of the following documents, each in a form approved by Lender: (i) the Architect's Contract; (ii) the General Contract; (iii) all other then existing Construction Contracts; and (iv) all then existing subcontracts (to the extent delivered by the General Contractor). For each Contractor whose Construction Contract(s) exceed individually or in the aggregate an amount in excess of $1,000,000, Borrower shall use its best efforts to obtain and deliver to Lender, for Lender's review and approval, trade references regarding each such Contractor and such current financial information regarding each such Contractor as may be requested by Lender and which Borrower has the right to request under the General Contract.

          (E) Borrower shall have delivered to Lender a collateral assignment of each of the Construction Documents to which Borrower is a party related to the development, construction and equipping of the Project which were not included in the collateral assignment delivered to Lender on the Closing Date pursuant to Section 3.14(c), in the form of the collateral assignment
                      ---------------
     delivered on the Closing Date, together with all consents thereto by the counterparty, if any, to such Construction Documents.

          (F) Borrower shall have delivered to Lender a statement from Borrower setting forth a description of all contracts let by Borrower and a statement from the

     General Contractor and each Contractor setting forth a description of all subcontracts and purchase orders let and issued by such General Contractor or Contractor, as the case may be, and a similar statement or statements from all other contractors, relating to the development, construction and equipping of the Project, setting forth the name or names of the contractor, subcontractor and material supplier in question, the date of the contract, subcontract and purchase order in question and of any supplements or amendments thereto, the scope of the work covered thereby, and the aggregate amounts payable to the contractor, subcontractor or material supplier thereunder. Any statement furnished to satisfy the requirements of this paragraph need not contain any information which is included in the sworn statements furnished pursuant to subparagraph (g) below.

          (G) Borrower shall have delivered to Lender initial sworn statements of Borrower, the General Contractor, all other Contractors, and all other contractors of Borrower and of any subcontractors and material suppliers to whom payments have already been made, in form satisfactory to and approved by Lender, and by Borrower and Architect, covering all work done and to be done, together with waivers of lien and subordinations of lien covering all work and materials for which payments have been made by Borrower prior to the first Advance of Loan proceeds.

          (H) Borrower shall have obtained and shall have delivered to Lender two (2) photocopies of all building permits required to construct the Improvements. In addition to the building permits, Borrower shall also have obtained and delivered copies of each other Governmental Approval which is required under applicable Law in connection with the development, construction and equipping of the Project.

          (I) Evidence reasonably satisfactory to Lender that the Project as described in the Plans will, when built, be in compliance with all applicable zoning and land use Laws;

          (J) Borrower shall have obtained Builder's Risk Insurance covering the development, construction and equipping of the Project through the Completion as required by the provisions of Section 8.1 and shall have
                                                 -----------
     delivered a certificate of such insurance to Lender.

          (K) Borrower shall have furnished to Lender evidence reasonably satisfactory to Lender that Borrower and each Contractor performing any work on the Project maintains adequate workmen's compensation insurance, employer's liability insurance and comprehensive liability insurance (including contractual liability), and that each policy for the same shall name Lender as an additional insured, with liability insurance limits of $1,000,000.00 per occurrence for personal injury and property damage.

          (L) Borrower shall have furnished to Lender certificates evidencing the Errors & Omissions insurance required by Section 8.4 hereof, covering
                                                  -----------
     the Architect and all architects and engineers identified in the certification required under Section 7.3(e) hereof, such insurance to be in
                                  --------------
     a form satisfactory to Lender.

          (N) Evidence reasonably satisfactory to Lender that there shall not have occurred any material adverse change to the condition of the Project or to the financial condition of Borrower or Guarantor;

          (O) Evidence reasonably satisfactory to Lender that there shall not have occurred any casualty to the Project, and that there shall not be pending or threatened any condemnation, eminent domain or similar proceedings against the Project or any part thereof;

          (P) No Default or Event of Default shall have occurred and be continuing hereunder;

          (Q) Evidence reasonably satisfactory to Lender that there is no pending or threatened litigation against Borrower or the Guarantor, or involving or in respect of the Project;

          (R) Evidence satisfactory to Lender that the Project is in compliance with all applicable Laws, including without limitation, all Environmental Laws;

          (S) Borrower either: (i) shall have caused all escrow accounts in which any earnest money deposits of a purchaser of a Condominium Unit are being held (currently held by LaSalle National Bank as escrowee) to be transferred to Lender as escrowee, and shall have executed and delivered a collateral assignment of Borrower's interest in such escrow accounts to Lender, in a form satisfactory to Lender, or (ii) shall have elected not cause such escrow accounts to be transferred to Lender and shall have executed and delivered to Lender a collateral assignment of Borrower's interest in such escrow accounts to Lender, with an acknowledgment signed by LaSalle National Bank (or the then actual escrowee), in form and substance satisfactory to Lender.

      SECTION 7.2   LENDER'S VERIFICATION OF SUBCONTRACTS.  From time to time
                    -------------------------------------
during the period of the development, construction and equipping of the Project, Lender may forward to all Contractors, subcontractors, material suppliers, architects, engineers and other parties listed on the sworn statement, a contract verification to ascertain the correctness of the amount of the contract for each Contractor, subcontractor, material supplier, architect, engineer and any other party as contained on the statement (but Lender acknowledges that it may not receive responses from all contractors or subcontractors). In the event of any discrepancy between the amounts as shown by the executed copies of the contracts, the sworn statement, and the verification of contract forms, the Lender shall have the right to require that such discrepancies be eliminated to its reasonable satisfaction.

      SECTION 7.3   DOCUMENTS TO BE FURNISHED FOR EACH DISBURSEMENT.  It shall
                    -----------------------------------------------
be a condition precedent to each Advance that Borrower shall furnish or cause to be furnished to Lender in sufficient time for review by Lender (but in no event less than ten (10) Business Days prior to disbursement), the following documents covering each disbursement, in form and substance satisfactory to Lender:

          (A) the AIA form of "Application for Payment and Sworn Statement for Contractor, Subcontractor and Architect" covering all work for which disbursement is to be made to a date specified therein, and covering all work otherwise paid for or to be paid for in connection with the Project;

          (B) Contractor's and subcontractors' conditional waivers of liens, subordinations of liens, and all other statements and forms required for compliance with the mechanics' lien laws of the State of Illinois through the date such Contractor or subcontractor has been paid;

          (C) All such invoices, contracts, or other supporting data regarding mechanics' liens as Lender may require, in its sole reasonable discretion;

          (D) A Request for Advance, together with a disbursement request summary, executed on behalf of Borrower, for such disbursement of proceeds of the Loan;

          (E) Lender's form[s] or the AIA form of "Certification[s] of the Architect" (and of Lender's Construction Consultant) properly executed by the Architect and the Lender's Construction Consultant and, at the option of Lender, certificates from Borrower, the Architect and Lender's Construction Consultant to the effect that, in their opinion, the construction of the Project theretofore performed was performed in accordance with the Plans, stating the estimated total cost of construction of the Project, stating the percentage of in-place construction of the Project attained by Borrower as of the date of the advance request, and stating that the remaining non-disbursed portion of the Loan allocated for such purpose is adequate to Complete the Project;

          (F) Copies of any change orders, whether proposed or executed, which have not been previously furnished to Lender;

          (G) Such other documentation as may be required by the Title Insurer and which may be necessary to enable the Title Insurer to issue, dated the date of such disbursement, a so-called Date-Down Endorsement and mechanics' lien interim certification (and a pending disbursement endorsement) covering the requested disbursement satisfying the requirements set forth in Section 7.4 hereof;
        -----------

          (H) If any material dispute arises between or among Borrower, a Contractor, or any other contractor, subcontractor and/or material supplier, or if any extra or change order is being negotiated by Borrower, a written summary of the nature of such dispute, or the status of such negotiations, as the case may be; and

          (I) With respect to the request for an Advance immediately following completion of the foundation footprint of the Improvements, an updated survey showing the location of the Improvements's foundation thereon.

          Borrower shall also furnish to Lender, from time to time, supplementary statements advising Lender of any changes in the information covered by the statements from Borrower previously furnished pursuant to Section
                                                                         -------
7.1 above.  If no such supplementary
---
statement is furnished in connection with any disbursement, Lender shall have the right to require Borrower to certify in writing that no changes have occurred since the most recent statement previously furnished.

          Borrower shall make available to Lender for inspection and copying at any time, any documentation supporting Borrower's requests for disbursements hereunder, relating to the construction of the Project and not to be delivered to Lender under this Section 7.3.
                     -----------

     SECTION 7.4.  CONDITIONS TO DISBURSEMENTS OF LOAN PROCEEDS.  Borrower
                   --------------------------------------------
shall be entitled to receive further successive Advances of the proceeds of the Loan in accordance with provisions of this Article 7 of this Agreement within
                                           ---------
ten (10) Business Days after each successive compliance with all applicable conditions precedent thereto, but Advances of the Loan under this Agreement shall be made only on a Business Day and provided that at the time of and prior to each such disbursement (in addition to the other conditions and requirements set forth in this Article 7):
                  ---------

          (A) no Default or Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents;

          (B)  the Loan is "in balance" as provided in Section 7.13 of this
                                                       ------------
     Agreement;

          (C) Borrower shall have furnished or caused to be furnished to Lender, concurrently with the funding of the Advance, a Date Down Endorsement to the Policy issued to Lender covering the date of disbursement (with mechanics lien coverage if such coverage is given by the issuers of title insurance under applicable Laws) and showing the Mortgage as a first, prior and paramount lien on the Project subject only to the Permitted Exceptions (and such other encumbrances as may be expressly permitted under this Agreement);

          (D) The Project shall not have been injured or damaged by fire or other casualty, unless Lender shall have received insurance proceeds sufficient in Lender's judgment to effect the satisfactory restoration of the Project and to permit the Completion thereof prior to the Completion Date;

          (E) The Project shall not be the subject of any pending or threatened condemnation, eminent domain or similar proceeding; and

          (F) The warranties, representations and covenants of Borrower in the Loan Documents shall be true and correct on and as of the date of the Advance with the same effect as if made on such date.

Such disbursements of Loan proceeds shall be made no more frequently than once in each calendar month. Such disbursement may be made through the Title Insurer, or the affiliate thereof licensed to perform trust functions ("TRUST COMPANY"), in accordance with the terms of a construction escrow agreement in form and substance satisfactory to the Lender. If such option is exercised, all documents required under Section 7.3 hereof shall be delivered to the Trust
                         -----------

Company, with copies thereof delivered to Lender, and the provisions of Section
                                                                        -------
7.9 of this Agreement shall apply.
---

      SECTION 7.5.  REQUESTS LESS OFTEN THAN MONTHLY.  In the event Borrower
                    --------------------------------
does not request a disbursement within thirty (30) days after the previous disbursement, Borrower will nonetheless within such thirty (30) day period and during each subsequent thirty (30) day period in which Borrower does not request a disbursement, satisfy the conditions precedent to interim disbursements set forth in this Agreement as may be reasonably required by Lender.

      SECTION 7.6.  LIMITATION OF DISBURSEMENTS BY CATEGORY.  Notwithstanding
                    ---------------------------------------
the terms set forth in Borrower's Draw Request Certification, Lender shall not be obligated to disburse any amount for any category of costs set forth as a line item of the Construction Budget which is greater than: (a) the amount set forth for such category in the applicable line item of the Construction Budget (as may be reallocated by Borrower to the extent permitted by and in accordance with the requirements of this Section 7.6 as set forth below) and (b) the amount
                              -----------
of any unused contingency line item. In addition to the contingency line item in the Construction Budget approved by Lender, Lender agrees that Borrower shall have the right, reasonably exercised, to reallocate line items in the Construction Budget so long as: (i) no such reallocation would result in or create an increase or decrease in any single line item of the Construction Budget of more than ten percent (10%), (ii) the reallocation does not include any funds in the "interest reserve" line item, (iii) the Lender is advised in advance of the proposed line item reallocation and has an opportunity to review the same with Borrower and to obtain from Borrower such documentation regarding the need for such reallocation as Lender shall reasonably require, (iv) the Construction Budget is not, and may not reasonably be expected to be, increased as a result or consequence of any such reallocation, and (v) Borrower can demonstrate to the reasonable satisfaction of Lender that the source of the reallocation of funds is from actual savings in one or more given line items, which savings in the Lender's judgment does not result in a diminishment or reduction in the quality of the Project. Borrower also shall be entitled to reallocate and use the contingency line item funds from time to time in a percentage which is proportionate to the stage of Completion of the Project.

      SECTION 7.7.  RETAINAGES.   At the time of each Advance of the Loan,
                    ----------
retainage in the amount of ten percent (10%) shall be withheld from the hard costs of construction due from Borrower to any Contractor, and the various contractors, subcontractors and material suppliers for the development, construction and equipping of the Project as certified by the Architect and the Lender's Construction Consultant. Unless otherwise agreed to in writing by Lender, in its sole discretion, and notwithstanding the terms and provisions of any Construction Contract, all such retention shall be retained until the conditions for final disbursement as set forth in Section 7.14 hereof have been
                                                  ------------
satisfied.   Notwithstanding the foregoing to the contrary, Lender agrees that upon proof satisfactory to Lender in its sole discretion that the construction of the Project is fifty percent (50%) complete (as certified by the Architect) and confirmed by Lender, and provided that no Default or Event of Default exists, subsequent draws on the hard costs line items for the balance of the construction of the Project shall be subject to a reduced retainage of five percent (5%)

      SECTION 7.8.  PAYMENTS DIRECTLY TO CONTRACTORS AND SUBCONTRACTORS.
                    ---------------------------------------------------
Following the occurrence of a Default hereunder, Lender, in its sole discretion, through an Advance of Loan proceeds, may make payments due for the cost of the development, construction and equipping of the Project directly to any Contractor, any subcontractor, material supplier or any vendor of fixtures, equipment, furniture, furnishings and other property.

      SECTION 7.9.  CONSTRUCTION ESCROW PROVISION. If Lender elects, Advances of
                    -----------------------------
the Loan proceeds shall be made by and through the Title Insurer pursuant to the provisions of a construction escrow agreement in form and substance reasonably satisfactory to Lender. In such event, Borrower agrees to join as a party to such escrow, to comply with the requirements set forth therein (which shall be in addition to and not in substitution for the requirements contained in this Agreement) and to pay all fees and expenses of the escrowee charged in connection with the performance of its duties under such construction escrow agreement.

      SECTION 7.10. LENDER'S RIGHT TO EMPLOY LENDER'S CONSTRUCTION CONSULTANT.
                    ----------------------------------------------------------
Lender shall have the right to employ Lender's Construction Consultant to review the Plans and the Construction Budget, to assure that the development, construction and equipping of the Project in accordance with the Plans is proceeding in accordance therewith, and to inspect the Project and the progress of the same. All fees and expenses of Lender's Construction Consultant shall be borne by Borrower as Loan Expenses. All references in this Agreement to the Architect shall also, where the context so requires, include the Lender's Construction Consultant. The inspections of the Project and the progress of the development, construction and equipping of the Project by Lender or by Lender's Construction Consultant, and the review and approval of the Plans by Lender are solely for the benefit of Lender, and Lender's approval thereof shall not be deemed in any respect to be a representation or warranty, expressed or implied, that the Project is or will be structurally sound, have a value of any particular magnitude or otherwise satisfy a particular standard.

      SECTION 7.11. DISBURSEMENT FOR OFFSITE MATERIALS.  Any requests for
                    ----------------------------------
disbursements which, in whole or in part, relate to payment for materials not yet incorporated into the Project, shall be reasonably approved by Lender subject to satisfaction of all other conditions for disbursements herein and, in addition, shall be subject to receipt by Lender of: (i) proof reasonably satisfactory to Lender that such offsite materials are included within the coverages of insurance policies carried by Borrower or proof of other insurance which has been approved by Lender, (ii) evidence reasonably satisfactory to Lender that the ownership of such materials is vested in Borrower and such ownership is free of any liens and claims of third parties, (iii) evidence reasonably satisfactory to Lender that such materials are protected against theft or damage, (iv) certification of the Borrower and Lender's Construction Consultant that the materials are located at such offsite location and that Borrower and Lender's Construction Consultant have each inspected such materials and certifies them to be the same materials for which Borrower is requesting a disbursement in the Borrower's Draw Request Certification, and (v) evidence reasonably satisfactory to Lender that such materials are tagged, marked and physically separated so as to be readily identified as owned by Borrower. Lender may require a separate security agreement and uniform commercial code financing statements to cover any such offsite materials, equipment or furnishings and such other information and assurances as Lender may reasonably require.

      SECTION 7.12. DISBURSEMENTS FOR STORED MATERIALS.  Any requests for
                    ----------------------------------
disbursements which in whole or in part relate to materials, equipment or furnishings which are owned by

Borrower and are not incorporated into the Project as of the date of the request for disbursement, but are to be temporarily stored at the Project, shall be approved by Lender for disbursement (subject to satisfaction of the other disbursement conditions set forth herein) to the extent such request relates to such stored materials, and shall be subject to receipt by Lender of: (i) proof reasonably satisfactory to Lender that such stored materials are included within the coverages of insurance policies carried by Borrower or proof of other insurance which has been approved by Lender; (ii) evidence reasonably satisfactory to Lender that the ownership of such materials is vested in Borrower and such ownership is free of any liens and claims of third parties;
(iii) evidence reasonably satisfactory to Lender that such materials are protected against theft or damage; and (iv) certification of Borrower and Lender's Construction Consultant that such materials stored at the Project have been inspected by Borrower and Lender's Construction Consultant and that such materials are the same materials as described in Borrower's Draw Request Certification. Lender may require a separate security agreement and uniform commercial code financing statements to cover any such materials, equipment or furnishings so stored at the Project and such other information and assurances as Lender may reasonably require.

      SECTION 7.13. SUFFICIENCY OF THE LOAN. (A) Anything in this Agreement
                    -----------------------
contained to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be "in balance" as hereinafter defined. The Loan shall be deemed to be "in balance" only at such time and from time to time, as Lender may reasonably determine that either: (a) the then undisbursed portion of the Loan (giving effect to all escrow reserves and retainage) equals or exceeds the amount necessary to pay for (i) all hard costs for work done and not theretofore paid for or to be done in connection with the Completion of the Project in accordance with the Plans based on "LENDER'S ESTIMATE OF CONSTRUCTION COSTS", (as defined below), (ii) all soft costs and other costs payable by Borrower under this Agreement or otherwise in connection with the construction and equipping of the Project until Completion of the Project , and (iii) all costs incurred and not theretofore paid for, or to be incurred in connection with the items described in Section 7.7 or (b) the then undisbursed portion of
                            -----------
the Loan does not equal or exceed the foregoing described amount, but Borrower either: (i) has deposited with Lender cash sufficient to bring the Loan "in balance", (ii) has, with Lender's prior approval (which approval may be given or withheld at Lender's sole discretion) delivered to Lender financial assurances of Borrower's ability to complete and fund the cost of the construction of the Project (which assurances shall be determined by Lender in its sole discretion, but which may include, letters of credit, cash or cash equivalent), or (iii) has, with Lender's prior approval (which approval may be given or withheld in Lender's sole discretion) agreed to fund, and is funding, the deficiency from Outside Sources, as payments for the costs of the construction of the Project to come due and, until the Loan is in balance, prior to any further disbursements of the Loan.

          (B) Borrower agrees that Lender shall have the right to make from time to time in Lender's reasonable discretion, an estimate of the cost of the construction of the Project, which estimate is herein sometimes called "LENDER'S ESTIMATE OF CONSTRUCTION COSTS." In the first instance, Lender's Estimate of Cost of Construction shall be made upon the basis of the General Contract, executed subcontracts and purchase orders, or, in those instances where subcontracts or purchase orders have not yet been let, upon the basis of either written bids with responsible contractors, tradesmen and material suppliers obtained by Borrower and approved by Lender, or Lender's estimate of such costs where written bids have not been obtained, and shall take into account all soft costs and other costs and expenses to be paid by Borrower hereunder through the Completion of the Project, with such allowances for reserves and contingencies as Lender shall deem appropriate in its reasonable discretion. Thereafter, Lender's Estimate of Construction Costs will take into account, in addition to the General Contract, subcontracts and purchase orders, and other considerations which Lender, in its reasonable judgment, deems relevant or likely to have an impact upon the cost of the construction of the Project.

          (C) Borrower agrees that if for any reason the amount of undisbursed proceeds of the Loan shall at any time be or become insufficient for the purposes described in this Section 7.13, regardless of how such condition may
                           ------------
have been brought about, upon ten (10) Business Days written notice to Borrower during which time Borrower shall have the right to bring the Loan into balance, and upon Borrower's failure to bring the Loan into balance, it shall be an Event of Default hereunder and, in addition to any other rights or remedies of Lender hereunder or at law or in equity, Lender shall not be obligated to disburse the Loan during the period of such insufficiency.

      SECTION 7.14. FINAL DISBURSEMENT OF LOAN.  Lender shall make the final
                    --------------------------
disbursement from the Loan (subject to the provisions of Section 7.13 above) for
                                                         ------------
costs of the construction and equipping of the Project, provided that all of the following conditions have been complied with and satisfied on or before the Completion Date. Borrower covenants to satisfy the following conditions on or before the Completion Date:

          (A) The development, construction and equipping of the Project has been completed substantially in accordance with the Plans;

          (B) Borrower has furnished Lender with final lien waivers, subordination of liens and sworn statements as to the Project from all contractors, subcontractors and material suppliers who have provided materials, labor or both with respect to the construction of the Improvements and/or the Project;

          (C) Borrower shall have furnished to Lender proof, satisfactory to Lender in its reasonable discretion, that the Project, as constructed, is in compliance with all applicable Laws of all applicable Governmental Authorities, including, but not limited to, zoning regulations and building restrictions, environmental requirements, occupational safety and health requirements and similar laws, ordinances and regulations;

          (D) Borrower shall have delivered to Lender the final as-built Plans showing all changes from the Plans approved by Lender as of the date hereof;

          (E) Borrower shall have furnished Lender with: (i) a final certificate of occupancy for the Project from the applicable Governmental Authority having jurisdiction thereof; and (ii) such other certificates, approvals, Licenses and Permits of each Governmental Authority required (or customarily procured) concerning the then existing construction, use, occupancy and operation of the Project;

          (F) There shall be no governmental actions, proceedings or investigations pending or overtly threatened (evidencing an intent to sue or to commence such a proceeding or investigation) against or filed by Borrower which might: (i) have an adverse effect on the Project or the value of the Project or (ii) adversely impair the Lender's security for full and timely performance of all obligations hereunder;

             (G) The Project shall be undamaged by fire or other cause and there shall be no material condemnation or eminent domain proceedings pending or overtly threatened (evidencing an intent to sue or to commence such a proceeding or investigation) against the Project;

             (H) Borrower shall have furnished to Lender a certificate from Borrower, currently dated, certifying that: (i) no notices from any Governmental Authority of any claimed violations of applicable Laws arising from the construction or operation of the Project which have not been cured were served upon Borrower or, to the best of Borrower's Knowledge, any contractor or subcontractor or their respective agents or representatives and (ii) Borrower is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation;

             (I) Borrower shall have furnished to Lender a certificate from the Architect covering the Completion Date and stating that: (i) the Project has been completed in accordance with the Plans, and (ii) the Project as so completed complies with all applicable Laws, Licenses and Permits, and all applicable Governmental Approvals;

             (J) Lender shall have received a certificate from the Lender's Construction Consultant, in form and substance satisfactory to Lender, that the Project has been Completed in accordance with the Plans;

             (K) All Fixtures, Furnishings, Equipment, all Inventory and all other property contemplated under the Construction Budget and the Plans to be incorporated into or installed in the Project shall have been incorporated or installed free and clear of all liens and security interests other than the Permitted Exceptions and the liens and security interests expressly permitted by Section 11.20(d) of this Agreement;
                                      ----------------

             (L) Borrower shall have furnished to Lender a final so-called Date Down Endorsement in the full amount of the Loan and such Title Policy shall otherwise conform with the requirements of Section 6.1(b);
                                                      --------------

             (M) Borrower shall have furnished Lender with current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of Illinois, the Secretary of State of Illinois, and the County Recorder for Cook County, Illinois against Borrower and Guarantor as debtors, showing that no Uniform Commercial Code financing statements are filed or recorded against Borrower or Guarantor in which the collateral is described as any of the Collateral, including any Fixtures, Furnishings and Equipment or other personal property located on the Project or used in connection with the Project;

             (N) All other requirements of this Loan Agreement for disbursement of Loan proceeds have been satisfied.

     SECTION 7.15.  FINAL AS-BUILT SURVEY.  Borrower shall deliver to Lender not
                    ---------------------
later than ninety (90) days after the date on which the temporary certificate of occupancy is issued an "as-built" version of the Survey satisfactory to Lender, and showing the location thereon of the Project and all other improvements located on the Land, and otherwise in a form complying with the "Minimum Standard Detail Requirements for ALTA/ACSM (Urban) Land Title Surveys."

     SECTION 7.16.  SIGN REGARDING CONSTRUCTION FINANCING.  Unless Lender shall
                    -------------------------------------
otherwise determine, any and all signs placed on the Land to describe the Project or the development of the Land shall indicate in a manner satisfactory to Lender that construction financing is being provided by Lender. Furthermore, Borrower will maintain on a suitable site on the Land any sign furnished by Lender indicating that construction financing is being provided by Lender and will prevent the destruction or removal thereof.

      SECTION 7.17. NOTICES.  Promptly following the giving or receipt by
                    -------
Borrower of any notice given to or received from any Contractor or any subcontractor or materialman with respect to the Project, if such notice concerns any default or failure to perform by any party, or relates to any matter requiring Lender's approval under this Agreement, Borrower shall forward to Lender a complete copy of any such notice.


                                  ARTICLE 8.

                                   INSURANCE

      SECTION 8.1.  INSURANCE.  Borrower shall obtain, and shall maintain at all
                    ---------
times during the term of the Loan, such insurance as Lender may reasonably require, including, but not limited to the following:

     (A) Insurance of the Project against loss or damage by fire or other casualty on an "all-risk" form, including demolition and increased cost of construction, debris removal and pollution clean-up in the full replacement cost of the Project (including increased cost of law and ordinance coverage), without deduction for foundations and footings (and without co-insurance), and containing an agreed amount endorsement (the "CASUALTY INSURANCE"), and, from the Closing until the Improvements are completed, "all-risk" form of builder's risk insurance, together with rents, earnings and extra expense insurance covering loss due to delay in completion of the construction of the Improvements (the "BUILDER'S RISK INSURANCE").

     (B) Flood, Earthquake, Wind Storm and Collapse coverage for the full replacement cost of the Project.

     (C) Insurance on the Project against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating apparatus, pressure vessels, pressure pipes, electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount as Borrower shall deem advisable and as approved by Lender. Additional provisions providing coverage for removal of contaminated equipment and/or hazardous or toxic substances contained within such equipment to approved disposal sites shall be considered and obtained if required by Lender.

     (D) Worker's compensation insurance to statutory limits, including USL&H and Jones Act (if applicable) and employer's liability insurance covering Borrower's employees (to the extent required, and in the amounts required by applicable Laws).

     (E) Commercial general liability insurance covering Borrower ownership of and operations at the Project including personal injury; employee benefits liability; products and completed operations liability; blanket contractual liability; advertising liability; automobile liability including owned, non-owned or hired vehicles; garage liability and garage keeper's legal liability; marine and wharf liability (if applicable), and having a limit of not less than $1,000,000.00 on a per occurrence basis.

     (F) At all time when construction is occurring at the Project, Contractor's Liability Insurance to a limit of not less than $1,000,000.00 on a per occurrence basis covering the Contractor's construction operations at the Project with the Borrower and the Lender as Additional Insureds.

     (G) Business income insurance, including business interruption and extra expense, against the perils enumerated in (a), (b) and (e) above for a limit equal to twelve (12) months exposure.

     (H) Umbrella liability on a following-form basis with limits of $10,000,000.00 per occurrence and annual aggregate.

     (I)  Such other insurance as may be reasonably requested by Lender.

     SECTION 8.2.  GENERAL REQUIREMENTS.  All insurance acquired hereunder
                   --------------------
shall be with companies and in form, amounts and with coverage and deductibles reasonably satisfactory to the Lender and, with respect to the insurance described in Section 8.1(a), (b) , (c) and (g), a mortgagee's loss payable
             --------------  ---   ---     ---
clause attached naming Lender as mortgagee and loss payee, with respect to the insurance described in Section 8.1(e) (other than contractual liability
                       --------------
coverage), and Sections 8.1(h), containing an endorsement naming Lender as an
               ---------------
Additional Insured thereunder.  All insurers shall have a Best Insurance Guide,
(1994) rating of "A-V" or better (or the equivalent thereof if the rating designations in Best Insurance Guide shall change subsequent to the date hereof) and shall be qualified to do business in the State of Illinois. All policies, except the umbrella policy referred to in Section 8.1(i), shall be written on a
                                          --------------
primary, not excess, basis. All policies required hereunder shall provide that the insurance evidenced thereby shall not be canceled or modified without at least thirty (30) days' prior written notice from the insurance carrier to Lender and shall provide that no claim shall be paid hereunder without ten (10) days' advance written notice to Lender. Borrower shall deliver renewal certificates of all insurance required hereunder. Borrower shall deliver copies of all insurance policies to Lender at the Closing and shall deliver the original policies to Lender not later than forty-five (45) after the Closing.

     SECTION 8.3.  INTENTIONALLY DELETED.
                   ---------------------

     SECTION 8.4.  ERRORS AND OMISSIONS.   Borrower shall require  Architect
                   --------------------
to: (a) obtain and maintain professional errors and omissions coverage for Architect and all of its principals and employees performing architectural and design services for the Project, and
(b) require all engineer and design professional subcontractors to obtain or maintain professional errors and omissions coverage in connection with such subcontracted work. Professional errors and omissions insurance shall be endorsed to provide contractual liability coverage. Certificates of such coverage shall be furnished along with other certificates of insurance hereunder and such coverage for Architect and each such professional subcontractor shall be in an amount reasonably required by Lender, but not less than $1,000,000.00.


                                  ARTICLE 9.

                CREATION, SALE AND RELEASE OF CONDOMINIUM UNITS

      SECTION 9.1.  ESTABLISHING CONDOMINIUM REGIME.  Borrower has caused to be
                    -------------------------------
prepared the Declaration, (y) the Plat, and (z) By-Laws, and all other documents and instruments required to convert the Land and the Improvements to a condominium regime under the Laws of the State of Illinois and to prepare the offering of the Condominium Units to the public in conformance with the requirements of applicable Laws. All of the Condominium Documents are subject to the approval of Lender and once approved by Lender, the Declaration and the other Condominium Documents shall not be revised or amended without Lender's prior approval. Borrower shall collaterally assigned to Lender (i) Borrower's interest as developer/sponsor under Declaration and other Condominium Documents and (ii) all agreements then or thereafter existing for sale of Condominium Units, by the Assignment of Construction and Operation Documents or such other form as Lender may require. Not later than [90] days prior to the closing of the sale of the first Condominium Unit (or on such earlier date as may be required by applicable Laws), Borrower shall cause: (x) the Declaration, (y) the Plat, and (z) By-Laws, and all other documents and instruments required by applicable Laws to be duly recorded in the Cook County, Illinois Recorder's Office. Borrower hereby covenants to include in the Offering Materials all disclosures regarding the Project required by applicable Laws.

      SECTION 9.2.  SALES CONTRACTS. All contracts for the sale of Condominium
                    ---------------
Units at the Project shall be Valid Sale Contracts and there shall be no material amendment to or modification of any such Valid Sale Contract without Lender's prior written approval. To the extent permitted by applicable Laws, Borrower shall place the deposits made under the Valid Sale Contracts into a segregated account at a financial institution which is approved in writing by Lender, certificates of deposit issued by such institution, money market funds or other short term investments approved by Lender. Borrower shall comply with all applicable laws, rules and regulations governing the retention and disposition of the deposits made under the Valid Sale Contracts. Lender shall have no responsibility or liability for the security or safety of such deposits or investments.

      SECTION 9.3.  SALES OF UNITS. Prior to the transfer of title of any
                    --------------
Condominium Units, Borrower shall, in addition to and not in limitation of any other requirements set forth herein, and the requirements of applicable Laws, satisfy each of the following conditions:

     (A) Borrower shall have provided Lender with not less than ten (10) days' prior written notice of the intended transfer of title, which written notice shall be accompanied by (i) a copy of the draft closing statement for the proposed transfer, and (ii) the partial release to be executed by Lender in order to release its security interest under the Mortgage in the applicable Condominium Unit and/or parking space, as applicable, to be sold and containing a description of the Condominium Unit and/or parking space, as applicable, to be released, which partial release shall be prepared by Borrower at Borrower's expense but subject to Lender's approval in its sole discretion;.

     (b) All Offering Materials shall have been approved by Lender and shall contain all documents and instruments by which Condominium Units will be transferred to purchasers, including, without limitation, the Declaration pursuant to which the Land and the Improvements shall be converted to condominium ownership; the By-laws and other governing instruments pursuant to which the association of owners of such Condominium Units shall be created and governed; and the forms of the purchase agreement and deed by which the Condominium Units shall be conveyed to unit purchasers.

     (c) Borrower shall have filed and recorded the Declaration in accordance with the provisions of Section 9.1, and contemporaneously therewith, Lender
                       -----------
shall have executed a document or documents, prepared by Borrower at Borrower's expense but subject to Lender's approval in its reasonable discretion, subordinating the lien of the Mortgages, the Assignment of Leases and Rents and the UCC Financing Statements to the Declaration and the condominium by-laws and floor plans filed in connection with the Declaration.

     (d) Borrower shall have obtained a temporary or permanent certificate of occupancy covering the Improvements or the Condominium Unit proposed to be transferred;.

     (e) At Borrower's expense, Lender shall have received from the Title Company or another title insurance company, duly licensed to do business and in good standing in Illinois, a copy of a written bulk commitment from such title insurance company to prospective purchasers of the Condominium Units committing to insure title of purchasers of such units who desire such insurance.

     (f) No Event of Default shall have occurred and be continuing under the Loan Documents.

     (f) Borrower shall have satisfied any other conditions required to be satisfied prior to such transfer of title pursuant to the Loan Documents and applicable Laws.

     SECTION 9.4   RELEASE OF UNITS. In the event of a sale of a Condominium
                    ----------------
Unit (which shall be permitted only after the events described in Section 9.3
                                                                  -----------
shall have occurred), Lender shall release the Condominium Unit, and its appurtenant undivided interest in the common elements, from the lien of the Mortgage and the other Loan Documents provided the sale of such condominium unit is pursuant to a Valid Sale Contract and Lender shall have received (a) the greater of: (herein, the "RELEASE PRICE"): (i) 100% of the Net Sale Proceeds for such Condominium Unit, as the case may be, or (ii) 93% of the gross contract sales price, which gross contract sales price shall not be less than the minimum sales price of the Condominium Unit, as set forth on Exhibit E attached to this
                                                     ---------
Agreement, as Exhibit E may be amended from time to time with Lender's approval
              ---------
in its sole discretion (the "MINIMUM SALES PRICE"), and (b) the legal fees and expenses incurred by Lender in processing each such release. In no event shall: (x) the gross contract sales price for the applicable Condominium Unit and/or parking space, as the case may be (exclusive of concessions, extras and/or upgrades) be less than the Minimum Sales Price for such Condominium Unit and/or parking space, as the case may be, as set forth on Exhibit E attached to
                                                          ---------
this Agreement; and (y) the Net Sales Proceeds realized and payable to Borrower upon the closing of the sale of the applicable Condominium Unit be less than ninety-three percent (93%) of the Minimum Sales Price (exclusive of concessions of up to $5,000.00, extras and upgrades, if any) applicable to such Condominium Unit. Borrower acknowledges and agrees that upon release of each Approved Holdback by the Title Company, the funds therein shall be released directly to Lender and shall be applied to the payment of principal (until such time as the Obligations have been paid in full).

      SECTION 9.5 APPLICATION OF NET SALE PROCEEDS. (A) Immediately upon the closing of any sale of a condominium unit, Borrower shall remit to Lender one hundred percent (100%) of the Net Sales Proceeds as shown on the closing statement executed by Borrower and the purchaser with respect to such sale (and so long as Borrower shall have satisfied the requirements of Section 9.4 of this
                                                             -----------
Agreement), Lender shall release the unit from the lien of the Mortgage.

     (b) Provided no Default shall have occurred and be continuing hereunder or under any other Loan Document, all payments received by Lender pursuant to Section 9.5(a) shall be applied or paid, on the date such funds are
            --------------
immediately available to Lender, as follows:

              (1) First to the then-due payments of Interest on the Note, but only if and to the extent that the Interest Reserve has then been exhausted or has become unavailable to Borrower as a result of a Default or Event of Default;

              (2) Then, at Lender's option and so long as no Default has occurred and is continuing, to the then-due portions of the escrows for Tax Deposits (if such deposits are required hereunder);

              (3) Then, to repayment of any late charges, Protective Advances made by Lender and any other amounts payable hereunder or under the other Loan Documents (other than the repayment of principal);

              (4) Then, to repayment of the principal amount of the Note then outstanding until such principal shall have been fully paid.

              Upon the occurrence of a Default, and in addition to all other rights, powers and remedies of Lender hereunder or under any other Loan Document, Lender may, at its option, apply all amounts paid to Lender under this Agreement, the Note or any other Loan Document shall be applied to Lender in such order and manner as Lender may elect in its sole discretion. The application of Net Sales Proceeds pursuant to and accordance with this
Section 9.5 shall not be deemed a prepayment of the Loan on which a prepayment
-----------
fee or charge is due as set forth in the Note.

     SECTION 9.6   PROHIBITION ON SALE OR REFINANCE.  Neither the Project nor
                    --------------------------------
any component thereof, nor any interest therein, may be transferred, conveyed or sold, except in accordance with the express provisions of this Agreement, and no subordinate or replacement financing of the Project may be effected unless Lender in its sole discretion consents thereto in writing.


                                  ARTICLE 10.

                                  TAX ESCROW

     SECTION 10.1   DEPOSITS FOR TAXES.  All real estate taxes and assessments
                    ------------------
required to be paid by Borrower pursuant to Section 11.7 hereof (the "TAXES")
                                            ------------
shall be paid from Loan proceeds to the extent set forth in the Construction Budget approved by Lender. If the applicable line item in the Construction Budget has been depleted, Borrower shall, in order to assure that there are, during the balance of the Loan Term, sufficient funds to pay Taxes, as and when the same shall become due and payable, at Lender's option upon written notice to Borrower, deposit with Lender in an interest bearing account (at Lender's standard passbook savings rate) on the first (1st) day of each and every month during the Loan Term an amount equal to one-twelfth (1/12) of 110% of the annual Taxes next to become due upon the Project; provided that in the case of the first such deposit, there shall be deposited, in addition, an amount which, when added to the aggregate amount of monthly sums next payable under this
Section 10.1, will result in a sufficient reserve to pay the Taxes next becoming
-------------
due one month prior to the date when such Taxes are, in fact, due and payable pursuant to applicable law. The amount of such deposits (herein generally called "TAX DEPOSITS") shall be based upon Lender's reasonable estimate as to the amount of Taxes next to be payable.

     SECTION 10.2   APPLICATION OF TAX DEPOSIT.
                    --------------------------

     (a) The aggregate of the monthly Tax Deposit, together with monthly payments of interest and/or principal and interest payable on the Note shall be paid in a single payment each month, to be applied, so long as no Default has occurred hereunder and is continuing, first to payment of Taxes and then in the order set forth in Section 9.5.
                   -----------

     (b) It shall be the responsibility of Borrower to furnish Lender with the bills for the Taxes not later than twenty (20) days prior to the date on which the same are due and payable without penalty or premium of any kind. If the total Tax Deposit on hand shall not be sufficient to pay all of the Taxes when the same shall become due, then Borrower shall deliver to Lender at the time of the submission of the bills to Lender as above an amount equal to the deficiency. If the total of such Tax Deposit exceeds the amount required to pay the Taxes, such excess shall be credited against subsequent payments to be made for such deposits.

     (c) Upon the occurrence of a Default hereunder, and in addition to all other rights, powers and remedies of Lender hereunder or under any other Loan Document, Lender may, at its option, without being required do to so and to the extent permitted by Law, apply any Tax Deposits on hand to any of the Obligations, in such order and manner as Lender may elect in its discretion. When the Obligations have been fully paid and performed, as the case may be, any remaining Tax Deposits shall be paid to Borrower. All Tax Deposits are hereby pledged as additional security for the Obligations, and shall be held by Lender to be irrevocably applied for the purposes for which made as herein provided, and shall not be subject to the direction or control of Borrower.

     (d) Notwithstanding anything herein contained to the contrary, and except as provided in the immediately succeeding sentence, Lender, and its loan servicing agent, if any, or their successors and assigns, shall not be liable for any failure to apply to the payment of Taxes any amounts deposited as Tax Deposits. Provided that Borrower shall furnish the bills for the Taxes and the amount of any deficiency on or before the time required for such delivery as provided in Section 9.2(b) hereof, and so long as no Default has occurred,
            --------------
Lender shall use its reasonable efforts to cause such bills to be paid on or before the dates on which the bills are due and payable without premium or penalty, and if Lender fails to timely pay the Taxes under those circumstances, Lender shall be responsible for penalties and interest assessed for late payments.


                                  ARTICLE 11.

                        BORROWER'S ADDITIONAL COVENANTS

     Borrower further covenants and agrees as follows:

     SECTION 11.1   CONSTRUCTION.  The development, construction and equipping
                    ------------
of the Project: (i) commenced on or about October 1, 1998, (ii) will continue with diligence and continuity and in accordance with the Construction Schedule and will be completed by the Completion Date, (iii) will be completed in a good and workmanlike manner with materials of high quality in accordance with the Approved Plans, free of defects, and free from liens or security interest other than those of Lender, and (iv) will be completed in accordance with all applicable Laws, the requirements of all Governmental Authorities.

     SECTION 11.2   CONSTRUCTION CONTRACTS.  Borrower will not (i) default under
                    ----------------------
the terms of any Construction Contract, (ii) waive any of the material obligations of any Contractor thereunder, (iii) do any act which would relieve any Contractor from its material obligations under its applicable Construction Contract, (iv) make any amendments to any Construction Contract, without the prior written consent of Lender.

     SECTION 11.3   CHANGES IN APPROVED PLANS.  No changes will be made in the
                    -------------------------
Approved Plans without the prior written approval of Lender, which consent may be given or withheld in Lender's sole discretion; provided, however, that Borrower shall have the right to make changes to the Approved Plans without Lender's consent (but with notice to Lender): (a) to extent necessary in connection with an upgrade for a Condominium Unit, so long as the contract purchaser of such Condominium Unit shall have deposited not less than twenty-five percent (25%) of the costs of such upgrade(s), and (b) for other changes to the Approved Plans the cost of which to implement does not exceed $5,000.00 individually or $15,000.00 in the aggregate (and which, in any event, would not result in any change to the Plat or the Declaration).

     SECTION 11.4   INSPECTION BY LENDER.  Borrower will cooperate (and will use
                    --------------------
its best efforts to cause its agents and independent contractors to cooperate) with Lender in arranging the inspections of the Project or any part thereof or any of the other Collateral by Lender and its agents and representatives, including, without limitations, Lender's Construction Consultant, at such times as Lender shall determine in its reasonable discretion.

     SECTION 11.5   MECHANICS' LIENS CONTEST THEREOF; OTHER LIENS.  Borrower
                    ---------------------------------------------
will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Project, and will promptly discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to Lender a bond covering such contested mechanics lien in form, scope and substance satisfactory to Lender (and from a bonding company approved by Lender) or by furnishing the Title Insurer such security or indemnity as it may require to induce the Title Insurer to issue an endorsement to the Title Policy insuring against all such claims, liens or proceedings. Except as expressly permitted by this Agreement or the other Loan Documents, Borrower shall not cause, create, suffer or otherwise permit to exist, any lien, security interest, or other encumbrance against the Project or any other Collateral.

     SECTION 11.6   SETTLEMENT OF MECHANICS' LIEN CLAIMS.  If Borrower shall
                    ------------------------------------
fail promptly to discharge any mechanics' lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 11.5 hereof, or, having commenced to contest the same, and
            ------------
having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Insurer for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be promptly released, then, and in any such event, Lender may at its election (but shall not be required to), with prior written notice to Borrower (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and
(ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute advances under the Note.

     SECTION 11.7   INTENTIONALLY DELETED.
                    ---------------------

     SECTION 11.8   RENEWAL OF INSURANCE.  Borrower shall timely pay premiums on
                    --------------------
all insurance policies required under this Agreement or under any other Loan Document from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, (i) prior to the expiration of any such policies furnish to Lender evidence of their renewal and (ii) not later than sixty (60) days following the renewal of such policies furnish to Lender, additional and renewal insurance policies (or certified copies thereof) issued by companies, and with coverage and amounts, reasonably satisfactory to Lender. Notwithstanding this
Section 11.8 in the event of Borrower's Default under this Section 11.8 or
------------                                               ------------
Article 8 hereof, or if an Event of Default shall occur under this Agreement or
---------
under any of the Loan Documents, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower hereunder and treat the amounts expended therefor as additional indebtedness hereunder and under the Note.

     SECTION 11.9   PAYMENT OF TAXES.  Borrower shall pay all Taxes upon or with
                    ----------------
respect to the Project or any part thereof when same are due, but subject to any right to contest such Taxes as expressly permitted by the Mortgage and in the manner expressly permitted by the Mortgage.

     SECTION 11.10  PERSONAL PROPERTY.  (i) All of Borrower's personal property,
                    -----------------
attachments and equipment located on or used in connection with the Project shall always be located at the Project, except as expressly permitted by the terms of this Agreement, and shall also be kept free and clear of all chattel mortgages, conditional vendor's liens and all other liens, encumbrances and security interests of any kind whatever (other than as expressly permitted hereunder or as otherwise approved by Lender in writing), and (ii) Borrower shall, from time to time upon request by Lender, furnish Lender with evidence of such ownership satisfactory to Lender, including searches of applicable public records. Borrower shall have the right to sell obsolete or damaged and unusable tangible personal property, so long as all of the proceeds thereof shall be used to replace such tangible personal property. Lender acknowledges and agrees that the sales trailer and model Condominium Unit shall not be located on the Land.

     SECTION 11.11  PROCEEDINGS.  If any Proceedings are filed seeking to enjoin
                    -----------
or otherwise prevent or declare unlawful the construction, use, occupancy, operation or maintenance of the Project or any portion thereof, or any other proceedings of the nature described in Section 5.1(g) of this Agreement are
                                       --------------
filed, Borrower shall give immediate notice thereof to Lender and, to the extent permitted by Law and at its sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings, as well as any other proceedings of the nature described in Section
                                                                         -------
5.1(g) of this Agreement.
------

     SECTION 11.12  INTENTIONALLY DELETED.
                    ----------------------

     SECTION 11.13  LENDER'S ACTION FOR ITS OWN PROTECTION ONLY.  The authority
                    -------------------------------------------
herein conferred upon Lender, and any action taken by Lender, to inspect the Project, to approve contracts, to approve the Approved Budget, and all other documents and instruments submitted to Lender, will be exercised and taken by Lender and any of Lender's agents or independent contractors retained by Lender for such purposes as aforesaid for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor any of Lender's agents or independent contractors shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein authorized or taken by Lender or such agents or independent contractors. Any review, investigation or inspection conducted by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to the Closing of the Loan under this Agreement, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement or under any of the other Loan Documents, or the truth of any representations and warranties made by Borrower hereunder or under any of the other Loan Documents (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by

Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon, or (ii) Lender's reliance upon any certifications of Borrower or any other person or entity required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

     SECTION 11.14.  FURNISHING INFORMATION.  Borrower will:
                     ----------------------

         (a) promptly supply Lender with such information concerning its affairs and properties relating to the ownership, construction, use, occupancy, operation and maintenance of the Project as Lender may hereafter request from time to time, including, without limiting the generality of the foregoing, copies of such utility bills, real estate tax bills and insurance bills as Lender may request;

         (b) promptly notify Lender of any condition or event which constitutes (or which upon the giving of notice or lapse of time or both would constitute) a Default or an Event of Default of any term, condition, warranty, representation or provision of this Agreement or of any of the other Loan Documents; and

         (c) promptly notify Lender of any adverse financial change with respect to Borrower or Guarantor or in connection with the operation of the Project.

     SECTION 11.15.  DOCUMENTS OF FURTHER ASSURANCE.  Borrower shall, from time
                     ------------------------------
to time, upon Lender's reasonable request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project and the other Collateral, the liens granted by Borrower to Lender under the Mortgage and the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the other Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.

     SECTION 11.16.  FURNISHING REPORTS.  In addition to the reports, records
                     ------------------
and other documents required to be delivered to Lender pursuant to Article 8
                                                                   ---------
hereof, Borrower shall, upon request by Lender, provide Lender promptly after receipt with copies of all written inspections, reports, test results, and management reports received by Borrower from time to time from its employees, agents, representatives, architects, engineers, contractors and any other parties involved in the operation, maintenance and renovation of the Project, which in any way relate to the Project, the operation of the Project, or any part thereof, including, without limitation, the ADA Plan and the budget for same.

     SECTION 11.17.  LEASES AND LEASE REPORTS.  Borrower shall not enter into
                     ------------------------
any Leases or modify, amend, supplement, waive any material provision of, terminate or cancel any Leases of space in the Project involving square footage in excess of 5,000 square feet without the prior written approval of Lender. All space tenants shall be required at Lender's election to execute estoppel certificates and subordination, non-disturbance and attornment agreements in the scope, form, substance and legal sufficiency as Lender shall determine.

     SECTION 11.18.  FURNISHING NOTICES.  Borrower shall deliver to Lender
                     ------------------
copies of all default notices received or given by Borrower (or its agents or representatives) under any of the

Leases, Permits, and Agreements, within three (3) Business Days after such notice is given or received, as the case may be. Borrower shall also provide Lender with copies of all notices pertaining to the Project or any part thereof received by Borrower or any of Borrower's agents or employees from any Governmental Authority or from any insurance company providing insurance on any of the Project and all other material notices, within three (3) business days after such notices are received.

      SECTION 11.19.  CORRECTION OF DEFECTS.  Within five (5) days after
                      ---------------------
Borrower acquires knowledge of or is given notice of a material defect in the Project or any departure from other requirements of this Agreement, Borrower will proceed with diligence to correct all such defects and departures. Borrower shall complete such corrections within thirty (30) days after Borrower acquires such knowledge or is given such notice, or, if such corrections cannot reasonably be completed within thirty (30) days, such additional period of time as it shall take with diligence to complete such corrections. Upon Borrower acquiring knowledge of such defect (other than as a result of written notice to Borrower from Lender), Borrower shall promptly advise Lender in writing of such matter and the measures being taken to make such corrections along with an estimate of the time of Completion.

      SECTION 11.20.  NO ADDITIONAL DEBT.  Borrower shall not, without the prior
                      ------------------
written consent of Lender, create, incur, assume, guarantee or be or remain liable for any indebtedness (whether personal or nonrecourse, secured or unsecured, and whether owed to a third party or to an Affiliate) other than:

              (a) Indebtedness to Lender arising under this Agreement, the Note or any of the other Loan Documents;

              (b) Customary and necessary trade payables in respect of the Project reasonably incurred in the ordinary course of business, but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

              (c) Indebtedness in respect of Taxes to the extent that payment therefore shall not, at the time, be required to be made in accordance with the provisions of Section 11.9 hereof (but nothing contained in this
                       ------------
     paragraph shall be construed to permit Borrower to borrow funds or incur other indebtedness to pay such Taxes); and

              (d) Security interests of vendors or lessors of equipment in and to the equipment leased or sold by such lessor or vendor, as the case may be, so long as such equipment lease or purchase agreement is expressly permitted under Section 11.33 hereof.
                     -------------

      SECTION 11.21.  PERMITS.  During the development, construction and
                      -------
conversion of the Project and at all times prior to the Completion thereof, Borrower shall keep all Permits which are necessary under applicable Laws in order to commence, perform and complete the development, construction and equipping of the Project in full force and effect, shall promptly comply with all conditions thereof, and shall promptly deliver to Lender copies of all material notices sent or received by Borrower or Borrower's agents in connection with the Permits or matters pertaining thereto. Borrower shall timely apply for and shall obtain all Permits which are necessary to use, occupy, operate and maintain the Project as a residential condominium facility under all applicable Laws not later than the Completion of the Project. Once issued, Borrower shall keep all Permits in full force and effect, shall promptly comply with all conditions thereof, and shall promptly deliver to Lender copies of all material notices sent or received by Borrower or Borrower's agents in connection with the Permits or matters pertaining thereto.

      SECTION 11.22.  INDEMNIFICATION.  Borrower shall indemnify, defend and
                      ---------------
hold Lender harmless from and against all claims, injury, damage, loss, costs, including attorneys' fees (based upon services rendered at hourly rates) and costs, and liability of any and every kind to any persons or property by reason of (i) the ownership, construction, use, operation or maintenance of the Project; (ii) any other action or inaction by, or matter which is the responsibility of, Borrower; and (iii) the breach of any representation or warranty or failure to fulfill any of Borrower's obligations under this Agreement or any other Loan Document, unless caused by Lender's gross negligence or willful misconduct.

      SECTION 11.23.  PROHIBITION AGAINST CASH DISTRIBUTIONS.  Borrower shall
                      --------------------------------------
make no Distributions of any kind prior to the Completion of the Project. Subsequent to the Completion of the Project, Borrower shall have the right to make Distributions to the extent that such Distributions will not impair the Borrower's ability to pay all costs and expenses of the Project payable by Borrower, including in its role as the developer of the Project, and including all debt service on the Loan, in a timely manner.

      SECTION 11.24.  INSURANCE REPORTING REQUIREMENTS.  Borrower shall promptly
                      --------------------------------
notify the insurance carrier or agent therefor (with a copy of such notification being provided to Lender) if there is any increase in hazard relating to the Project, or transfer of title to the Project or any part thereof.

      SECTION 11.25.  COMPLIANCE WITH LAWS; ADA.  Borrower shall promptly comply
                      -------------------------
with all applicable Laws, together with all notices to correct all violations thereof, of any Governmental Authority having jurisdiction over Borrower or the Project.

      SECTION 11.26.  ORGANIZATIONAL DOCUMENTS.  Without the prior written
                      ------------------------
consent of Lender (which consent shall not be unreasonably withheld), Borrower shall not permit or suffer any amendment or modification of either its (a) articles of incorporation or (b) bylaws in any material respect or which has any adverse impact on Lender or the security provided to Lender pursuant to this Agreement and the other Loan Documents and shall not permit or suffer the issuance of any new shares in Borrower or the transfer of any of the shares in Borrower. Borrower shall provide to Lender copies of all amendments to its article of incorporation or bylaws which do not require the consent of Lender within five (5) days after execution. Lender shall notify Borrower of its approval or disapproval of any changes to Borrower's article of incorporation or bylaws requiring Lender's approval within fifteen (15) Business Days following Lender's receipt of any proposed amendment, together with sufficient information to enable Lender to evaluate such proposed documents.

      SECTION 11.27.  POST-CONSTRUCTION ALTERATIONS.  Following Completion of
                      -----------------------------
the Project, Borrower shall not make any material alterations to the Project without the prior written consent of Lender.

      SECTION 11.28.  LOST NOTE.  Borrower shall, if any of the Note is
                      ---------
mutilated, destroyed, lost, or stolen, promptly deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the Note mutilated, destroyed, lost, or stolen, and with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide fifteen (15) days' prior notice to Lender before making any duplicate payments to any third parties in connection with a lost Note. Upon Borrower's delivery of a replacement note, Lender shall deliver to Borrower a lost note indemnity.

      SECTION 11.29.  HAZARDOUS MATERIAL.  Borrower shall keep the Project
                      ------------------
free of any Hazardous Material contamination. Borrower shall comply with any and all Laws with respect to the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any such Hazardous Material, and shall keep the Project free of any lien imposed pursuant to such Laws. In the event Borrower fails to do so within twenty (20) days, after written notice to Borrower, Lender may declare an Event of Default under this Agreement and/or cause the Project to be freed from the Hazardous Material (to the extent necessary to comply with all applicable Environmental Laws) with the cost of the removal added to the indebtedness evidenced by the Note and secured by the Mortgage (regardless of whether such indebtedness then increases the outstanding balance of the Note to an amount in excess of the face amount thereof). Borrower further agrees not to release or dispose, or allow the release or disposal, of any Hazardous Material at the Project in violation of any applicable Laws. Lender shall have the right at any time during the Loan Term (but not more often than once per annum unless and Event of Default has occurred or Lender has, in Lender's reasonable judgment, reasonable cause to believe that either a release of Hazardous Materials or a violation of Environmental Laws has occurred on or with respect to the Project), following notice to Borrower, to conduct an environmental audit of the Project and Borrower shall cooperate in the conduct of such environmental audit. The cost of the audit shall be paid by Lender unless such audit is done by Lender because Lender reasonably believes there has been a violation of Environmental Laws or unless such audit is done following the occurrence of an Event of Default. Borrower shall give Lender and its agents and its employees access to the Project to remove Hazardous Material and Borrower agrees to indemnify and hold Lender free and harmless from and against all loss, costs, including attorneys' fees (based upon services rendered at hourly rates) and costs, damage (including consequential damages), and expenses Lender may sustain by reason of the assertion against Lender by any party of any claim in connection with such Hazardous Material related to or arising from the Project. The foregoing indemnification shall survive repayment of the Note, and shall be in addition to the separate indemnity and other agreements contained in the environmental remediation and indemnification agreement executed and delivered by Borrower at the Closing.

      SECTION 11.30.  ASBESTOS.  Borrower shall not install nor permit to be
                      --------
installed in the Project any product or material containing more than 0.1 percent asbestos by weight that when dry, may be crumbled, pulverized or reduced to powder by hand pressure or any substance containing asbestos and deemed hazardous by Laws respecting such material, and with respect to any such material currently present in the Project shall promptly either (a) remove any material which such Laws deem hazardous and require to be removed or (b) otherwise comply with such federal and state Laws, at Borrower's expense and sole risk. If Borrower shall fail to so remove or otherwise comply, Lender may declare an Event of Default under this Agreement and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with applicable Law, and the costs thereof shall be added to the indebtedness evidenced by the Note and secured by the Mortgage (regardless of whether such indebtedness then increases the outstanding balance of the Note to an amount in excess of the face amount thereof). Borrower shall give Lender and its agents and employees access to the Project to remove such asbestos or substances. Borrower shall defend, indemnify, and save Lender harmless from all loss, costs, including attorneys' fees (based upon services rendered at hourly rates) and costs, damages (including consequential damages) and expenses asserted or proven against Lender by any party, as a result of the presence of such substances, and any removal or compliance with Laws. The foregoing indemnification shall survive repayment of the Note.

      SECTION 11.31. TRANSACTIONS WITH AFFILIATES.  Borrower shall not enter
                     ----------------------------
into, or be a party to, any transaction with respect to the Project with any Affiliate, except in the ordinary course of business and except upon fair and reasonable terms which are fully disclosed to Lender and such terms are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. In seeking approval of any transaction with an Affiliate, Borrower shall disclose to Lender and identify such proposed transaction as an Affiliate transaction.

      SECTION 11.32. INTENTIONALLY DELETED.
                     ---------------------

      SECTION 11.33. CONTRACTS.  Borrower shall not enter into any leasing,
                     ---------
service, parking, maintenance, management, leases or purchase agreements of equipment (whether as an installment sale or otherwise), or other contract or agreement relating to the Project or the operation and maintenance thereof which requires expenditures in excess of $20,000.00 in the aggregate in any one year period, or, with respect to purchase agreements for equipment, which are for a purchase price in excess of $20,000.00 in the aggregate, without the prior written consent of Lender (which consent shall not be unreasonably withheld). All such contracts, leases and agreements (other than equipment purchase agreements) shall provide, or Borrower will deliver a letter, in form and substance satisfactory to Lender (which approval shall not be unreasonably withheld), executed by the other party to said agreement to the effect, that upon the occurrence of an Event of Default hereunder, or under the Loan, or any of the other Loan Documents, and Lender's acquisition and/or obtaining control of the Project, through foreclosure, sale or other means, such agreement either shall not be binding upon Lender or the Project or any part thereof or shall terminate upon Lender's request at no cost to Lender, upon prior notice of not more than ninety (90) days. Security interests of vendors or lessors of equipment in and to the equipment leased or sold by such lessor or vendor, as the case may be, shall not be deemed to violate the prohibition against additional indebtedness as set forth in Section 11.20 hereof, nor the
                                        -------------
prohibition against the creation or sufferance of liens or encumbrances set forth in Section 11.5 hereof, so long as such equipment lease or purchase
         ------------
agreement is expressly permitted under this Section 11.33 or has been approved
                                            -------------
in advance by Lender as above-described.

      SECTION 11.34. FINANCIAL REPORTING.  (A) Borrower shall keep and maintain
                     -------------------
at Borrower's sole cost and expense complete and accurate books and records in accordance with

GAAP and Borrower shall report its operations for tax purposes in accordance with GAAP. The fiscal year of Borrower shall end on December 31 of each year, unless a different fiscal year shall be required by the Internal Revenue Code. Borrower shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower at all reasonable times upon the giving of reasonable notice of such intent. In addition, in the event that any default, adverse litigation or material adverse change occurs in the financial condition of Borrower, then Borrower shall promptly notify Lender of such occurrence.

     (b) Borrower will prepare, at Borrower's sole cost and expense, and furnish to Lender all financial information related to the Project as Lender shall determine, including, without limitation:

         (A) within fifteen (15) calendar days after the end of each calendar month, (A) an unaudited income statement of Borrower for the prior calendar month on a cash basis setting forth all Permitted Expenses, Gross Sale Proceeds, Net Sales Proceeds, and Rents received during such month, (B) a current list of all agreements relating to or pertaining to services to the Project or the management, operation, sale, leasing, construction or renovation of the Project, including, without limitation, any Agreements relating to any Approved Sale, and (C) a summary of all activities undertaken in regard to the development of the Project, including a summary of all development expenses paid during such month, together with copies of any permits obtained by Borrower, and (D) a summary of any sale of Condominium Units at the Project during such month, including a description of the Gross Sale Proceeds, the Approved Closing Costs and Net Sale Proceeds.

         (B) within sixty (60) calendar days after the end of each fiscal quarter of Borrower (A) unless such fiscal quarter is the last fiscal quarter of any fiscal year of Borrower, (1) an unaudited balance sheet of Borrower dated as of the end of such fiscal quarter on a GAAP basis, (2) an unaudited related income statement of Borrower for such fiscal quarter on a GAAP basis, (3) an unaudited statement of cash flows for such fiscal quarter on a GAAP basis, and (4) an unaudited statement of member's capital on a GAAP basis and (B) a status report of Borrower's activities during such fiscal quarter reflecting summary descriptions of material additions to, material dispositions of the Premises during such fiscal quarter, all of which shall be certified by Guarantor as being, to the best of Guarantor's knowledge, true and correct.

         (C) by no later than ninety (90) days after the end of such fiscal year (A) an unaudited balance sheet of Borrower dated as of the end of such fiscal year, (B) an unaudited related income statement of Borrower for such fiscal year, (C) an unaudited statement of cash flows as of the end of the fiscal year, and (D) previously prepared supporting schedules and backup information as reasonably requested by Lender, all of which shall be certified by each Guarantor as being, to the best of such Guarantor's knowledge, true and correct.

         (D)  by no later than February 15 after the end of each fiscal year
     (A) an unaudited cumulative income statement of Borrower for the prior fiscal year on a cash basis setting forth all Permitted Expenses, Gross Sale Proceeds, Net Sales Proceeds, and Rents received during such period, as well as the calculation of the Additional Interest, if any, paid during such period, (b) a summary of all activities undertaken in regard to the construction of the Improvements during such previous fiscal year, including a summary of all development expenses paid during such period, together with copies of any permits obtained by Borrower, and (c) a summary of any sales of condominium units at the Project during such period, including a description of the Gross Sale Proceeds, the Approved Closing Costs and Net Sale Proceeds.

          (E) if Lender reasonably determines same to be necessary, by not later than March 31 of each year, annual audited financial statements of Guarantor (with a consolidated schedule including the results of Borrower), which audited statements shall be certified with an (if available) unqualified opinion of a firm of independent certified public accountants which are approved by Lender. The audited financial statements shall include (a) an audited balance sheet of Guarantor dated as of the end of such fiscal year, (b) an audited income statement of Guarantor for such fiscal year, and (c) an audited statement of cash flows for such fiscal year.

          (F) for each of Borrower, each Guarantor and each entity reporting income and expense of the Project, by not later than each March 31, all tax return and any related tax schedules reasonably requested by Lender, together with the current personal financial statements for each Guarantor.

          (G) Promptly after the end of each fiscal year, but by no later than each February 15, Borrower will prepare and deliver to Lender a report setting forth in sufficient detail all such additional information and data with respect to business transactions effected by or involving Borrower, including, without limitation, all Approved Sales, during the fiscal year as will enable Lender to timely comply with applicable Laws, rules and regulations. Borrower shall prepare such additional financial reports and other information as Lender may determine are appropriate. Borrower shall supply such additional information and detail as to any time or items contained on any such statement that Lender may reasonably require.

          (H) Throughout the term of the Loan, (i) prior to the closing of any Approved Sale, a draft settlement statement with respect to such Approved Sale, setting forth all amounts to be paid with respect thereto, which draft shall substantially conform to the settlement statement delivered to Lender on the closing date of such Approved Sale; and (ii) any financial information or other information bearing on the financial status of the Loan which is reasonably requested by Lender.

     SECTION 11.35. USE OF PROCEEDS.  Borrower will apply all proceeds of the
                    ---------------
Loan advanced hereunder solely in accordance with the Construction Budget and the applicable Request for Advance.


                                  ARTICLE 12.

                                  CASUALTIES

      SECTION 12.1. CASUALTY. Borrower shall give Lender prompt written notice
                    --------
of the occurrence of any casualty affecting any or all of the Project, or any portion thereof. All insurance proceeds on the Project and all causes of action, claims, compensation, awards and recoveries for any damage to any part of the Project, as the case may be, or for any damage or injury to the Project, for any loss or diminution in value of the same or any part thereof, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in its own name or in Borrower's name, to adjust any loss covered by insurance claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation. Lender shall apply any sums received by it under this Section 12.1 first to the payment of all of its out-
                          ------------
of-pocket costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

              (a) If the damage to the Project occurs prior to the Completion of the Project and such damage involves less than twenty percent (20%) of the floor space of the Improvements or the cost of which is less than twenty percent (20%) of the original hard costs set forth in the approved Construction Budget (excluding the costs of the Land), and if:

                  (1) The insurance claim for the damage is adjusted within one hundred twenty (120) days after the occurrence of such damage;

                  (2) No Default or Event of Default shall have occurred hereunder and be continuing; and

                  (3) the Project can, in Lender's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty causing the loss or damage within six (6) months after the receipt of insurance proceeds by either Borrower or Lender and at least six (6) months prior to Loan Maturity; and

                  (4) all necessary Governmental Approvals can be obtained to allow the rebuilding and reoccupancy of the Project as described in
          Section 12.1(a)(ii) above; and
          -------------------

                  (5) there are sufficient sums available (through insurance proceeds and contributions by Borrower, the full amount of which shall, at Lender's option, have been deposited with Lender to be held by Lender in an interest-bearing account) for such restoration or repair (including, without limitation, for any out-of-pocket costs and expenses of Lender to be incurred in administering payments on account of said restoration or repair) and for payment of all debt service on the Loan to become due and payable during such restoration or repair, and

               (6) Borrower shall have delivered to Lender, at Borrower's sole cost and expense, an appraisal report in form and substance satisfactory to Lender appraising the value of the Project as so restored or repaired to be not less than the appraised value of the same considered by Lender in its determination to make the Loan;

               (7) In the event that the casualty occurs prior to the date on which all Condominium Units are sold and closed, then with respect to the remaining Condominium Units under contract, a sufficient number (in Lender's reasonable judgment) thereof either: (a) do not have the right, as a result of the casualty and any delay in construction caused thereby, to terminate their contracts or, if they have such a right, a sufficient number (in Lender's reasonable judgment) have reaffirmed their contracts and have agreed in writing to extend their closing dates; and

               (8) Borrower so elects by written notice delivered to Lender within ten Business Days after the occurrence of the casualty,

     then Lender shall, solely for the purposes of such restoration or repair, advance so much of the insurance claim proceeds which have been received, and any funds deposited by Borrower therefor, to Borrower for restoration and repair in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to Lender in its reasonable discretion, with any remainder proportionately allocated for either return to Borrower or for application to a prepayment of the principal of the Loan, as the case may be. The determination of the portion of the remainder allocated for refund to Borrower and the portion of the remainder allocated to prepayment of the Loan shall be based upon the proportion of Borrower contributed funds and insurance proceeds used in restoration and repair of the Project.

          (C) In all other cases, namely, in the event that the damage involves more than twenty percent (20%) of the Improvements, or occurs after Completion of the Project, or Borrower does not elect to restore or repair the Project pursuant to Section 12.1(a) or 12.1(b) above, or otherwise
                             ---------------    -------
     fails to meet the requirements of Section 12.1(a) or 12.1(b) above, as
                                       ---------------    -------
     applicable, then, in any of such events, Lender shall elect, in Lender's absolute discretion and without regard to the adequacy of Lender's security, to accelerate the Obligations and declare the Obligations to be immediately due and payable and apply the remainder of such sums received pursuant to this Section 12.1 to the payment of the Obligations (and
                      ------------
     including, without limitation, the Appreciation Interest) in whatever order Lender directs in its absolute discretion, with any remainder being paid to Borrower.

          Any reduction in the Obligations resulting from Lender's application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and applies such sums to the Obligations and, in any event, the unpaid portion of the Obligations shall remain in full force and effect and Borrower shall not be excused in the payment thereof. If Borrower has the right to, and Borrower elects to, restore or repair the Project after the occurrence of a casualty as provided above, Borrower shall promptly and diligently, at Borrower's sole cost and expense and regardless of whether the insurance proceeds shall be sufficient for the purpose, restore, repair, replace and rebuild the Project as nearly as possible to its value, condition and character immediately prior to such casualty in accordance with the foregoing provisions and Borrower shall pay to Lender all out-of-pocket costs and expenses of Lender incurred in administering payments on account of said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Lender is hereby irrevocably constituted and appointed the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in any proceedings therefor and to give receipts therefor.


                                  ARTICLE 13.

                                 CONDEMNATION

     SECTION 13.1  CONDEMNATION.   In the event any of the Project or any
                   ------------
portion thereof is taken or damaged by eminent domain powers of any Governmental Authority, the award shall be paid to Lender (and all awards and proceeds on the Project and all causes of action, claims, compensation, awards and recoveries for any such taking, or for any damage or injury to the Project for any loss or diminution in value of the same or any part thereof, is hereby assigned to Lender) and applied to the payment of the Obligations, after deducting any costs incurred by Lender in connection therewith, in whatever order Lender directs in its sole and absolute discretion.


                                  ARTICLE 14.

                                  ASSIGNMENTS

     SECTION 14.1  PROHIBITION OF ASSIGNMENTS BY BORROWER OR OF INTERESTS IN
                   ---------------------------------------------------------
BORROWER.
--------

     (a) Borrower shall not assign or attempt to assign its rights under this Agreement or under any other Loan Document, and Borrower will not suffer or permit any of its interest or rights in the Project and the other Collateral to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement and the other Loan Documents have been fully complied with and the Obligations have been repaid in full.

     (b) None of the Members of Borrower, nor any of the partners of the Member, shall sell, assign, transfer, convey, pledge, encumber or otherwise hypothecate any or all of its interest in Borrower, or in the Member, as the case may be, without the prior written consent of Lender.

     (c) Notwithstanding the provisions of this Section 14.1, a transfer of
                                                ------------
limited partnership interests in Guarantor in accordance with applicable securities Laws shall not constitute a violation of this provisions of this

Article 14..
----------

     SECTION 14.2   SUCCESSORS AND ASSIGNS.  Subject to the foregoing
                    ----------------------
restrictions on transfer and assignment contained in this Article 13, this
                                                          ----------
Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

     SECTION 14.3   TRANSFER, ASSIGNMENT AND/OR PARTICIPATION BY LENDER.  Lender
                    ---------------------------------------------------
may, at any time and from time to time, sell, transfer or assign the Note, the Mortgage and the other Loan Documents, or grant participation therein, or issue certificates or securities evidencing a beneficial interest therein in a rated or unrated public offering or private placement, and Lender may forward to any purchaser, transferee, assignee, service, participant, investor or credit rating agency rating such securities (collectively, an "INVESTOR") or prospective Investor all documents and information in Lender's possession with respect to Borrower, any Guarantor, the Project and the Loan Documents as such Investor or prospective Investor may request. Upon any such sale, transfer or assignment, Lender shall be automatically released from any liability hereunder, provided that such assignee or transferee agrees to assume Lender's obligations to fund the Loan. Notwithstanding the foregoing, unless an Event of Default shall have occurred, Lender agrees that it shall not assign or transfer its interest in the Loan (other than participations thereof) prior to the final disbursement as contemplated in Section 7.14 of this Agreement.
                ------------


                                  ARTICLE 15.

                               EVENTS OF DEFAULT

    SECTION 15.1. EVENTS OF DEFAULT.  The occurrence of any one or more of the
                  -----------------
following shall constitute an "EVENT OF DEFAULT," as such term is used herein:

    (a) Borrower shall fail to pay within five (5) days after the same shall be due and payable, any principal of the Loan, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

    (b) Borrower shall fail to pay, when the same shall be due and payable, any interest on the Loan or any other sums due hereunder or under any of the other Loan Documents, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

    (c) Borrower shall fail to comply with any of its covenants contained in

Article 11 hereof for five (5) days after written notice of such failure has
----------
been given to the Borrower by Lender;

    (d) Borrower shall fail to comply with any of its covenants contained in

Articles 12 and 14 or any of the comparable covenants contained in any of the
------------------
other Loan Documents;

    (e) Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Article 15) for thirty (30) days after written
                            ----------
notice of such failure has been given to the Borrower by Lender; provided, however, that if such default is of a nature that it cannot be cured within thirty (30) days and the Borrower commences and diligently proceeds to cure such default, such cure period shall be extended for such period of time as required to cure such default but in no event more than thirty (30) additional days;

    (f) Any material representation or warranty of Borrower, any Member or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

    (g) Borrower, any Member or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any indebtedness in excess of $50,000.00, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it or he, as the case may be, is bound, evidencing or securing indebtedness in excess of $50,000.00 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and as to which the holder or holders thereof have commenced legal action with respect thereto, provided that the foregoing shall not constitute an Event of Default to the extent that Borrower, any Member or any Guarantor is diligently, and in good faith, contesting any such payment or performance and so long as any enforcement of judgment or execution against the Property, Borrower, any Member or any Guarantor has been stayed;

    (h) Borrower, any Member or any Guarantor shall make a general assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver or of any substantial part of their assets or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case of other proceeding shall be commenced against Borrower, any Member or any Guarantor, or Borrower, any Member or any Guarantor or their respective authorized representative shall indicate its approval thereof, consent thereto or acquiescence therein;

    (i) A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower, any Member or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding; or a decree or order for relief is entered in respect of Borrower, any Member or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted and such decree or order for relief entered in an involuntary case under federal bankruptcy laws remains undischarged for more than sixty (60) days;

    (j) There shall remain in force, undischarged, unsatisfied and unstated, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against Borrower, any Member or any Guarantor in the amount of $50,000.00 or that, with all other outstanding, uninsured, final judgments undischarged against Borrower, any Member or any Guarantor, as the case may be, exceeds in the aggregate $50,000.00;

    (k) If any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower, any Member or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

    (l) Borrower, any Member or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower, any Member or any Guarantor;

    (m) Borrower shall be in default or in breach of any term of any Contract (after any requisite notice or cure periods contained in such Contract) and such default could, in Lender's reasonable judgment, have a materially adverse effect on the construction, use, occupancy, operation or maintenance of the Project for its intended purpose as described in this Agreement;

    (n) If a default occurs under any of the other Loan Documents and continues beyond the applicable grace period, if any, contained therein;

    (0) Borrower shall amend, modify, or otherwise change the Approved Plans, except as expressly permitted in this Agreement, without first obtaining the consent and approval of Lender;

    (p) Borrower shall fail to Complete the Project in accordance with the requirements of this Agreement on or before the Completion Date;


                                  ARTICLE 16.

                     LENDER'S REMEDIES IN EVENT OF DEFAULT

    SECTION 16.1   REMEDIES CONFERRED UPON LENDER.  Upon the occurrence of any
                   ------------------------------
Event of Default, Lender shall, in addition to all remedies conferred upon Lender by Law and by the terms of the Note, Mortgage and the other Loan Documents, have the right but not the obligation to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

    (a) Take possession of and operate the Project, collect all Rent and other revenues from the Project, whether or not Lender shall take possession, make entry or engage in any other activity with respect to the Project, and do any and every act which Borrower might do in its own behalf, and, Borrower hereby irrevocably appoints and constitutes Lender its lawful attorney-in-fact, with full power of substitution for the purposes aforesaid, it being understood and agreed that the foregoing power of attorney shall be a power coupled with an interest and cannot be revoked.

    (b) Withhold further disbursement, if any, of the proceeds of the Loan;

    (c) Declare the Note to be immediately due and payable;

    (d) Use and apply any monies deposited by Borrower with Lender, regardless of the purpose for which the same was deposited, to cure any such Event of Default or to apply on account of any Obligations which is due and owing to Lender; and

    (e) Exercise or pursue any other right or remedy permitted under this Agreement or any of the other Loan Documents or conferred upon Lender by operation of Law.

    SECTION 16.2  WAIVER OF AUTOMATIC STAY.  IN THE EVENT BORROWER OR GUARANTOR
                  ------------------------
SHALL (I) FILE A PETITION WITH ANY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER THE BANKRUPTCY CODE, AS AMENDED (THE "CODE"), (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE CODE, (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF, (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR FOR ALL OR SUBSTANTIALLY ALL OF ITS ASSETS, OR (V) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST BORROWER OR GUARANTOR FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR BORROWER, THEN, LENDER SHALL THEREUPON BE ENTITLED TO OBTAIN AND BORROWER AND GUARANTOR, AS THE CASE MAY BE, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY AND UNCONDITIONALLY CONSENT TO GRANT LENDER IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES WHICH WOULD OTHERWISE BE AVAILABLE TO LENDER AS PROVIDED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER AND GUARANTOR, AS THE CASE MAY BE, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO OBJECT TO SUCH RELIEF.

     SECTION 16.3. NON-WAIVER OF REMEDIES.  No waiver of any breach or default
                   ----------------------
hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Agreement.


                                  ARTICLE 17.

                              GENERAL PROVISIONS

     SECTION 17.1. CAPTIONS.  The captions and headings of various Articles and
                   --------
Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

     SECTION 17.2. ENTIRE AGREEMENT.  This Agreement and the other Loan
                   ----------------
Documents and instruments delivered in connection herewith, as may be amended from time to time in writing, constitute the entire agreement of the parties with respect to the Project and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the other Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.

     SECTION 17.3. NOTICES.  Any notice, demand, request or other communication
                   -------
which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier for next Business Day delivery (effective the Business Day following delivery to such courier), if sent by telecopy with confirmation of receipt and a hard copy mailed in accordance with the provisions of this Section 17.3 (effective the business day
                                       ------------
following receipt of confirmation of receipt) or if mailed (effective two business days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

          If to the Borrower:


                        CMC Heartland Partners III, LLC
                        547 W. Jackson Blvd.
                        Suite 1510
                        Chicago, Illinois 60661
                        Attn: Lawrence S. Adelson
                        Telecopy Number: (312) 663-9397
                        Confirmation Number: (312) 294-0471

                   with a copy to:

                        Jenner & Block

                        One IBM Plaza, Suite 4400
                        Chicago, Illinois  60611
                        Attn: Michael Z. Margolies, Esq.
                        Telecopy Number: (312) 840-7682
                        Confirmation Number: (312) 923-2682


          If to Lender:

                        CORUS Bank, N.A.
                           --
                        3959 N. Lincoln Avenue
                        Chicago, Illinois 60613
                        Attention: Michael Stein
                                  Executive Vice President
                        Telecopy Number: (773) 832-3540
                        Confirmation Number: (773) 832-3542

                   with a copy to:

                        Joel C. Solomon, Esq,
                           General Counsel
                        CORUS Bank, N.A.
                           --
                        3959 N. Lincoln Avenue
                        Chicago, Illinois 60613
                        Telecopy Number: (773) 832-3540
                        Confirmation Number: (773) 832-3526

                   with a copy to:

                        CORUS Bank, N.A.
                           --
                        3959 N. Lincoln Avenue
                        Chicago, Illinois 60613
                        Attention: John R. Markowicz
                                  Vice President
                        Telecopy Number: (773) 832-3540
                        Confirmation Number: (773) 832-3147

                   Refusal to accept delivery of any notice shall be deemed to constitute receipt of such notice.

          SECTION 17.4. MODIFICATION, WAIVER.  No modification, waiver,
                        --------------------
amendment, discharge or change of this Agreement is valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

          SECTION 17.5. GOVERNING LAW.    Borrower hereby acknowledges, consents
                        -------------
and agrees that the provisions of this Agreement and the rights of all parties mentioned herein shall be governed by the Laws of the State of Illinois and interpreted and construed in accordance with such Laws (excluding the conflict of Laws for the State of Illinois).

          SECTION 17.6.  ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S
                         -------------------------------------------------
REQUIREMENTS. Each and every covenant and condition for the benefit of Lender
------------
contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any conditions precedent to the Closing, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements.

          SECTION 17.7.  DISCLAIMER BY LENDER.  This Agreement is made for the
                         --------------------
sole benefit of Borrower and Lender (and Lender's successors and assigns and participants, if any,) and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement. Lender shall not be liable to any contractors, subcontractors, supplier, laborer, architect, engineer, tenant, or other party for labor or services performed or materials supplied in connection any work done on or about or in respect of the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project. Borrower is not and shall not be an agent of Lender for any purposes. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purposes. Lender, by making the Loan or any action taken pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower. Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third-party beneficiary status or recognition of same by Lender.

          SECTION 17.8.  RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S
                         ---------------------------------------------------
DEFAULTS. If Borrower shall fail to perform in a timely fashion any of
--------
Borrower's covenants, agreements or obligations contained in this Agreement, the Note or the other Loan Documents, Lender may upon prior notice to Borrower (but shall not be required to) perform any of such covenants, agreements and obligations. Loan proceeds advanced by Lender in the exercise of its reasonable judgment in accordance with this Agreement to the extent that the same are needed to protect its security for the Loan are deemed to be obligatory advances hereunder and any amounts expended (whether by disbursement of undisbursed Loan proceeds or otherwise) by Lender in so doing shall constitute additional indebtedness evidenced and secured by the Mortgage and the other Loan Documents.

          SECTION 17.9.  DEFINITIONS INCLUDED IN AMENDMENT.  Definitions
                         ---------------------------------
contained in this Agreement which identify documents, including the Loan Documents, shall deemed to include all amendments and supplements to such documents from the date hereof and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

          SECTION 17.10. TIME IS OF THE ESSENCE.  Subject to any applicable
                         ----------------------
notice, grace and/or cure periods provided in the Loan Documents, time is hereby declared to be of the essence of this Agreement and of every part hereof.

          SECTION 17.11. EXECUTION IN COUNTERPARTS.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 17.12. WAIVER OF JURY TRIAL.  BORROWER AND LENDER EACH HEREBY
                         --------------------
WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 17.13. CONFLICTS.  In the event of any inconsistency between
                         ---------
the terms of this Agreement and any of the other Loan Documents (other than the Note), the terms of this Agreement shall control.

          SECTION 17.14. SUBMISSION TO JURISDICTION; CERTAIN WAIVERS.  Borrower
                         -------------------------------------------
irrevocably (a) submits to the non-exclusive personal jurisdiction of any state or federal court in the State of Illinois in any suit, action or other legal proceeding relating to this Agreement; (b) agrees that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; (c) waives any objection that it may now or hereafter have to venue in any such court sitting in Cook County, Illinois or that such court sitting in Cook County, Illinois is an inconvenient forum; (d) agrees to service of process in any manner permitted by law, to any then active agent for service of process at any specified address or to Borrower at its address set forth above or to such other address of which Lender shall have been notified in writing; (e) to the extent that Borrower has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from legal process therein, waives, to the fullest extent permitted by applicable law, such immunity; (f) to the fullest extent permitted by applicable law, in connection with, or with respect to, any suit, action or other legal proceeding relating to this Assignment (g) WAIVES any claim that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or any of its property, (ii) WAIVES any claim that it is not personally subject to the jurisdiction of any such court, and (iii) WAIVES ANY RIGHT TO ASSERT ANY COUNTERCLAIM THEREIN; and (h) agrees that Lender shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Borrower in any other court or jurisdiction in accordance with applicable law. Notwithstanding the foregoing, nothing in this Section shall affect the right of Lender to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction or the right, in connection with any legal action or proceeding whatsoever, to serve legal process in any other manner permitted by law.

          SECTION 17.15. SET-OFFS.  (i) From time to time in connection with the
                         --------
payment of interest due and payable under the Note, and (ii) in all other instances, after the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender, to charge Borrower's accounts and deposits, if any, with Lender (general or special, time or demand, provisional or final), other than tenant security accounts, and to pay over to Lender an amount equal to any amounts from time to time due and payable to the Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to the Lender a security interest in and to all such accounts and deposits, if any, maintained by the Borrower with Lender.

          SECTION 17.16. ADVERTISING.  Borrower hereby agrees that Lender shall
                         -----------
have the right, following the Closing, to publicly announce in print or otherwise, that Lender has made and closed the Loan to Borrower, and in connection therewith, Lender shall have the right to identify the Project and the location thereof.

          SECTION 17.17. RIGHT OF FIRST REFUSAL.  Borrower hereby grants to
                         ----------------------
Lender, during the period commencing on the First Disbursement Date and terminating on the last day of the thirtieth month (or if the Loan Term is extended as provided herein, the thirty-sixth month) thereafter (the "Right of First Refusal Term"), a right of first refusal to provide financing for any additional proposed development of the Land (other than the Project) (the "First Refusal Right"), whereby Lender shall have the right but not the obligation (unless and until it commits in writing to do so) to provide financing for such proposed development on such terms as Lender and Borrower may agree or on such terms as may be set forth in a bona fide executed letter of intent, term sheet or loan commitment from another lender (which must be a third party institutional lender unaffiliated with and unrelated to Borrower or Guarantors) containing all of the material terms and conditions of the proposed refinancing (the "OTHER FINANCING OFFER"). Should Borrower receive any such Other Financing Offer which it desires to pursue, Borrower promptly shall deliver such Other Financing Offer to Lender, and Lender shall have the right (but not the obligation), exercisable by Lender within thirty (30) business days of Lender's receipt of the Other Financing Offer, to provide the financing on terms that are, in all material respects, substantially the same terms and conditions as set forth in the Other Financing Offer. Lender shall be deemed to have properly and effectively exercised its First Refusal Right hereunder if it issues to Borrower its Application Letter (on substantially the same terms, in all material respects, as the Other Financing Offer) within thirty (30) business days of Lender's receipt of the Other Financing Offer, with a Commitment Letter to follow not later than 30 days after issuance of said Application Letter subject to Lender's receipt of an appraisal of the proposed project satisfactory to Lender . If Lender fails to deliver its Application Letter within said thirty
(30) business day period, and fails within thirty (30) days after such Application Letter to deliver a Commitment Letter, then Lender shall be deemed to have waived or chosen not to exercise its First Refusal Right as to said Other Financing Offer. In the event that: (a) during the Right of First Refusal Term, Borrower does not present an Other Financing Offer (actually received by or on behalf of Borrower which Borrower desires to accept) to Lender as above provided, or (b) if Lender fails to exercise its First Refusal Right with respect to any Other Financing Offer and thereafter Borrower accepts or closes a loan on terms not the same in any material respect to the terms set forth in the Other Financing Offer, then Lender shall be entitled to liquidated damages in the amount of $100,000.00. The First Refusal Right granted herein shall survive the repayment of the Loan.

           Borrower and Lender have executed this Agreement as of the day and year first set forth above.


                              BORROWER:
                              --------



                              CMC HEARTLAND PARTNERS III, LLC, a
                              Delaware limited liability company

                              By: CMC Heartland Partners, a Delaware general
                                  partnership, its sole member

                                  By:  Heartland Technology, Inc., a Delaware
                                       corporation, its managing general
                                       partner


                                       By: ____________________________________
                                       Name: __________________________________
                                       Its: ___________________________________



                              LENDER:
                              ------

                              CORUS BANK, N.A.
                                 --


                              By: _____________________________________________
                                  Name:
                                  Title:

EXHIBIT A                               LEGAL DESCRIPTION
EXHIBIT B                               PERMITTED EXCEPTIONS
EXHIBIT C                               PERMITTED COMMISSIONS
EXHIBIT D                               REQUEST FOR ADVANCE
EXHIBIT E                               MINIMUM RELEASE PRICE
EXHIBIT F                               LIST OF UNION CONTRACTS
EXHIBIT G                               LIST OF LEASES
EXHIBIT H                               LIST OF AGREEMENTS
EXHIBIT I                               LIST OF PERMITS
EXHIBIT J                               AFFILIATE DEBT